SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a—6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

Cambrex Corporation
(Name of Registrant as Specified in Its Charter)
________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CAMBREX CORPORATION

March ___, 2013

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Cambrex Corporation. This year’s meeting will be held on April 25, 2013, at 1:00 P.M. at the Metropolitan Center, One Meadowlands Plaza, East Rutherford, New Jersey 07073. Your Board of Directors and management look forward to greeting personally those stockholders who are able to attend.

At this year’s meeting, you will be asked (1) to elect nine directors; (2) to hold an advisory, non-binding vote on the compensation of executives as disclosed in the Proxy Statement (“Say on Pay Vote”); (3) to consider and act upon the approval of the 2009 Long Term Incentive Plan as amended and restated; and (4)  to ratify the selection of BDO USA, LLP (“BDO”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013.

Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. The enclosed proxy card contains instructions regarding voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the meeting and vote your shares in person.

Sincerely,

John R. Miller
Non-Executive Chairman

CAMBREX CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 25, 2013

Notice Is Hereby Given that the 2013 Annual Meeting of Stockholders of Cambrex Corporation (“Company”) will be held at the Metropolitan Center, One Meadowlands Plaza, East Rutherford, New Jersey 07073 on April 25, 2013, at 1:00 P.M. for the following purposes:

1.            To elect nine (9) directors to hold office until the 2014 Annual Meeting of Stockholders and until their successors shall be elected and qualified;

2.            To hold an advisory non-binding vote on the compensation of Named Executive Officers as disclosed in the Proxy Statement (“Say on Pay Vote”);

3.            To consider and act upon the approval of the 2009 Long Term Incentive Plan as amended and restated;

4.            To consider and act upon the ratification of the appointment of BDO as independent registered public accountants for the fiscal year ending December 31, 2013; and

5.            To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record of Common Stock of the Company at the close of business on March 15, 2013, will be entitled to vote at the meeting. The list of such stockholders will be available for inspection by stockholders during the ten days prior to the meeting in accordance with Section 219 of the Delaware General Corporation Law at One Meadowlands Plaza, East Rutherford, New Jersey 07073 and will also be available at the Annual Meeting. Stockholders may make arrangements for such inspection by contacting William M. Haskel, Senior Vice President, General Counsel and Corporate Secretary, Cambrex Corporation, One Meadowlands Plaza, East Rutherford, New Jersey 07073.

By order of the Board of Directors,

William M. Haskel,
Secretary

March ___, 2013

THE VOTE OF EACH STOCKHOLDER IS IMPORTANT.
PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND PROMPTLY
RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

CAMBREX CORPORATION

2013 ANNUAL MEETING OF
STOCKHOLDERS
PROXY STATEMENT

PROXY SOLICITATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Cambrex Corporation (“Cambrex” or the “Company”) for use at the 2013 Annual Meeting of Stockholders to be held on April 25, 2013, and at any adjournment of the meeting. The address of the Company’s principal executive office is One Meadowlands Plaza, East Rutherford, New Jersey 07073. This Proxy Statement and the form of proxy are being mailed to stockholders commencing on or about March ___, 2013.

The costs of soliciting proxies will be borne by the Company. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners, and their reasonable expenses relating thereto will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally, by telephone or electronic mail by the Company’s officers, directors and employees without special compensation for such activities.

VOTING OF PROXY AND REVOCABILITY

Shareholder of Record.  If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record with respect to those shares, and this Proxy Statement was sent directly to you by the Company.  As a record stockholder, there are two ways to vote: (1) in person at the Annual Meeting, where you can present your proxy card or the Company will give you a ballot, or (2) by mail, by filling out the proxy card and sending it back in the envelope provided.  Properly executed proxies received by the Company will be voted in accordance with the instructions indicated thereon, and if no instructions are indicated, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement (and as proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting).

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and this Proxy Statement was forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.  As a beneficial stockholder, there are four ways to vote: (1) in person at the Annual Meeting, by obtaining a legal proxy from the organization that holds your shares (please contact that organization for instructions regarding obtaining a legal proxy), (2) via the Internet, by visiting www.proxyvote.com and entering the control number found on the proxy card, (3) by telephone, by calling the toll free number found on the vote instruction form, and (4) by mail, by filling out the vote instruction form and sending it back in the envelope provided.  Properly executed proxies received by the Company will be voted in accordance with the instructions indicated thereon.  However, if as a beneficial owner, you do not provide the organization that holds your shares with specific voting instructions, under applicable New York Stock Exchange (“NYSE”) rules, that organization may generally vote on "routine" matters but cannot vote on "non-routine" matters.  If that organization does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares may inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares, which is generally referred to as a "broker non-vote."  At this Annual Meeting, only the ratification of the appointment of BDO as the Company's independent registered public accountants for the fiscal year ending December 31, 2013, is a matter considered routine, which means that a broker or other nominee may generally vote on this matter and no broker non-votes are expected to exist in connection with this routine matter.  Otherwise, the proposals regarding the election of directors, the advisory non-binding vote on the compensation of Named Executive Officers (“Say on Pay Vote”), and the approval of the 2009 Long Term Incentive Plan as amended and restated are non-routine matters, which means that a broker or other nominee cannot vote without your instructions, and therefore there may be broker non-votes on these proposals.

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by giving another proxy bearing a later date or by notifying the Company in writing of such revocation or by a vote in person at the Annual Meeting.  If you are a beneficial owner you may vote again on a later date via the Internet, by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person.  The execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person, but attendance at the Annual Meeting will not, by itself, revoke a proxy.

The Company knows of no reason why any of the nominees named herein would be unable to serve for the terms indicated. In the event, however, that any such nominee should, prior to the election, become unable to serve as a director, unless the Board decides to decrease the size of the Board, the proxy will be voted for such substitute nominee as the Board of Directors shall propose.

The Board knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting. The Proxy Card conveys discretionary authority to vote on any other matter not presently known by management that may properly come before the Annual Meeting. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote the shares subject to such proxies in accordance with their best judgment.

RECORD DATE, QUORUM AND VOTING RIGHTS

The Company has only one class of voting securities, which is the Common Stock, par value $0.10 (“Common Stock”). Only holders of Common Stock of the Company of record at the close of business on March 15, 2013, will be entitled to vote at the meeting. On such record date there were outstanding and entitled to vote __________ shares of Common Stock and each such share is entitled to one vote.

The holders of a majority of the shares entitled to vote at the Annual Meeting, present in person or by proxy, shall constitute a quorum.  Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Please see each proposal for a detailed description of the votes required as well as the treatment of abstentions and broker non-votes, as applicable.

PRINCIPAL STOCKHOLDERS

The following sets forth information with respect to the only persons of which the Company is aware as of February 15, 2013, who may be deemed to beneficially own more than 5% of the outstanding Common Stock of the Company:

	Number of Shares		Percent of
Name and Address	Beneficially Owned		Class(1)

BlackRock, Inc.	2,569,659	(2)	8.58%
40 East 52nd Street
New York, NY 10022

Heartland Advisors, Inc.	1,936,700	(3)	6.47%
789 North Water Street
Milwaukee, WI 53202

(1)  For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of 29,937,347 shares of Common Stock issued and outstanding on February 15, 2013.

(2)  Based on information as of December 31, 2012, obtained from a Schedule 13G filed with the SEC on February 1, 2013, by BlackRock, Inc. (“BlackRock”).  The foregoing information has been included solely in reliance upon and without independent investigation of the disclosures contained in BlackRock’s Schedule 13G.

(3)  Based on information as of December 31, 2012, obtained from a Schedule 13G filed with the SEC on February 7, 2013, by Heartland Advisors, Inc. (“Heartland”).  The foregoing information has been included solely in reliance upon and without independent investigation of the disclosures contained in Heartland’s Schedule 13G.

COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table gives information concerning the beneficial ownership of the Company’s Common Stock as of February 15, 2013, by (i) each nominee for election as a director, (ii) each of the “Named Executive Officers” set forth in the Summary Compensation Table (below) and (iii) all directors and executive officers of the Company as a group.

Beneficial Owners	Shares Beneficially Owned(1)		Percent of Class(2)
Rosina B. Dixon, M.D.	52,423	(3)	*
Kathryn R. Harrigan	48,762	(4)	*
Leon J. Hendrix, Jr.	114,132	(5)	*
Ilan Kaufthal	154,685	(6)	*
Steven M. Klosk	454,491	(7)	1.52%
William B. Korb	84,655	(8)	*
John R. Miller	35,350	(9)	*
Peter G. Tombros	54,456	(10)	*
Shlomo Yanai	1,695	(11)
Shawn Cavanagh	46,250	(12)	*
Aldo Magnini	29,750	(13)	*
Paolo Russolo	152,714	(14)	*
Gregory P. Sargen	175,569	(15)	*
All Directors and Executive Officers as a Group (14 Persons)	1,417,433	(16)	4.73%

* Beneficial Ownership is less than 1% of the Common Stock outstanding.

(1)
Except as otherwise noted, reported share ownership is as of February 15, 2013. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock he or she beneficially owns.

(2)
For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of (i) 29,937,347 shares of Common Stock issued and outstanding on February 15, 2013, and (ii) all shares of Common Stock underlying equity awards that are held by such beneficial owner and are exercisable within 60 days of February 15, 2013.

(3)	The number of shares reported includes 4,000 shares issuable upon exercise of options granted under the Company’s 1998 stock option plan.
(4)	The number of shares reported includes 2,000 shares issuable upon exercise of options granted under the Company’s 1998 stock option plan.
(5)	The number of shares reported includes 4,000 shares issuable upon exercise of options granted under the Company’s 1998 stock option plan.
(6)	The number of shares reported includes 2,000 shares issuable upon exercise of options granted under the Company’s 1998 stock option plan.
(7)
The number of shares reported includes 268,500 shares issuable upon exercise of options granted under the Company’s stock option plans, and 49,121 share equivalents held at February 15, 2013, in the Company’s Deferred Compensation Plan.

(8)
The number of shares reported includes 4,000 shares issuable upon exercise of options granted under the Company’s 1998 stock option plan and 1,000 shares held by a family member for which beneficial ownership of such shares is disclaimed.

(9)	The number of shares reported includes 4,000 shares issuable upon exercise of options granted under the Company’s 1998 stock option plan.
(10)	The number of shares reported includes 4,000 shares issuable upon exercise of options granted under the Company’s 1998 stock option plan.
(11)	The number of shares reported includes 1,695 restricted stock units.
(12)	The number of shares reported includes 46,250 shares issuable upon exercise of options granted under the Company’s stock option plans.
(13)	The number of shares reported includes 29,750 shares issuable upon exercise of options granted under the Company’s stock option plans.
(14)	The number of shares reported includes 84,750 shares issuable upon exercise of options granted under the Company’s stock option plans.

(15)	The number of shares reported includes 142,250 shares issuable upon exercise of options granted under the Company’s stock option plans.
(16)
The number of shares reported includes 610,000 shares issuable upon exercise of options granted under the Company’s stock option plans, 1,695 restricted stock units and 49,121 share equivalents held at February 15, 2013 in the Company’s Deferred Compensation Plan. Shares held by immediate family members are included and beneficial ownership of such shares is disclaimed.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Directors elected at this Annual Meeting shall hold office until the first annual meeting of stockholders following their election and until a successor shall have been elected and qualified or until the director’s prior death, resignation or removal.  That being the case, at this Annual Meeting nine (9) directors will be elected to hold office until the 2014 Annual Meeting and until their successors shall be elected and qualified. Each of the nominees has consented to serve as a director if elected. To be elected, each nominee for director requires a majority of the votes cast.

For purposes of electing directors, a “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director.  The Governance Committee has established procedures under which any director who is not elected (because the number of votes cast against such director’s candidacy exceeds the number of votes cast in favor of that candidacy) shall offer to tender his or her resignation to the Board.  In such case, the Governance Committee will make a recommendation to the Board on whether to accept or reject the offer to resign, or whether other action should be taken.  The Board will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

An uncontested election of directors is not considered a “routine” item under the NYSE rules.  As a result, brokers holding shares beneficially owned by their clients will no longer have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares.  It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted.  Abstentions and broker non-votes will not be counted in connection with the election of directors.  The following sets forth with respect to the nine persons who have been nominated by the Board for election at this Annual Meeting, certain information concerning their positions with the Company and principal outside occupations and other directorships held.  Except as otherwise disclosed herein, none of the corporations or organizations listed below is a parent, subsidiary or other affiliate of the Company.

The Board recommends a vote FOR the election of the nine (9) Nominees named below.

Nominees for Election to Serve as Directors Serving
until the 2014 Annual Meeting

The Company’s Corporate Governance Guidelines establish criteria for membership on the Board.  Under these criteria, the Governance Committee seeks to identify a diverse group of candidates for the Board.  These candidates should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders.  While neither the Board nor the Governance Committee has a formal policy regarding diversity in evaluating candidates, the Committee seeks to select nominees with a broad diversity of experience, professions, skills, geographic representations and backgrounds.  The skills and backgrounds of the nominees should include, among other things, experience in making decisions, a track record of competent judgment, the ability to function rationally and objectively, and experience in different businesses and professions.  The Committee does not assign specific weight to particular criteria and not all criteria apply to every candidate.  The Board believes that as a group the Board consists of a sufficiently diverse group in terms of experience, knowledge and abilities to allow the Board to fulfill its responsibilities to the stockholders and the Company.  Based on the experiences, attributes and skills of each of the Board's nominees set forth below, which exemplify the sought-after characteristics described above, the Board has concluded that each nominee possesses the appropriate qualifications to serve as a director of the Company.

Rosina B. Dixon, M.D. (age 70). Director since 1995.  Chairperson of the Compensation Committee and Member of the Regulatory Affairs Committee of the Board.  Dr. Dixon has been Medical Director, Advance Biofactures Corp., a pharmaceuticals company in Lynbrook, NY, since January 2012.  Prior to that she was Senior Director, Global Pharmacovigilance and Epidemiology at Sanofi-Aventis, a global biopharmaceuticals company located in Bridgewater, NJ from 2006 to 2011.  From May 1986 to September 2006 she was a consultant to the pharmaceutical industry.  Dr. Dixon previously served as Vice President and Secretary of Medical Market Specialties Incorporated, as well as a member of its Board of Directors.  She was also previously Medical Director, Schering Laboratories, Schering-Plough Corporation.  Prior to that, Dr. Dixon was Executive Director Biodevelopment, Pharmaceuticals Division, CIBA-GEIGY Corporation.  Dr. Dixon has been a member of the Board of Directors of Church & Dwight Co., Inc. since 1979.

As Medical Director at Advance Biofactures Corp., Dr. Dixon provides insight into clinical development issues at small pharmaceutical companies.  From her previous experience as Senior Director, Global Pharmacovigilance and Epidemiology at Sanofi-Aventis, she has a unique perspective to offer the Company on a variety of issues relating to worldwide utilization, development, and production of APIs.  Dr. Dixon has also gained a wealth of knowledge regarding drug compounds and the pharmaceuticals business during her years as a consultant in the industry and while employed by Schering-Plough Corporation and CIBA-GEIGY.  With over 30 years of service on the Board of Directors of Church & Dwight Co., Inc., Dr. Dixon has valuable experience with the issues facing a Board of Directors.

Kathryn Rudie Harrigan (age 62). Director since 1994. Member of the Audit and Regulatory Affairs Committees of the Board.  In 1993, Dr. Harrigan became the first Henry R. Kravis Professor of Business Leadership at Columbia University Business School.  Dr. Harrigan was previously Professor, Management Division of the Columbia University Business School and Academic Director of the Jerome A. Chazen Institute for International Business and Academic Director of the Strategy Research Center, all at Columbia University.  Dr. Harrigan is a founding member of the Strategic Management Society.  She has taught in several executive development programs for Columbia Business School, for Management Centre Europe (London and Brussels), Frost & Sullivan (London and Frankfurt), and Business Week Executive Programs (Amsterdam and several U.S. cities). She has taught in the Executive MBA Programs of Seoul National University, Ben Gurion University, St. Gallen University (Switzerland), and University of Cagliari.  In 1989, Dr. Harrigan was elected a Fellow of the Academy of Management and has served on its Board of Governors as well as the Advisory Board of Ronin Development Corporation.  She has written for and has served on the Board of Editors of various journals including the Strategic Management Journal, Academy of Management Review (Consulting Editor), Academy of Management Journal, Columbia Journal of World Business, Academy of Management Executive, Journal of Business Strategy, and Journal of Engineering and Technology Management.

Dr. Harrigan's significant academic experiences include educating graduate level students in international and domestic business at top tier business schools and teaching executive development programs in several U.S. cities, the U.K., Germany, Switzerland, and India, earning her the distinction of being named the first Henry R. Kravis Professor of Business Leadership at Columbia University Business School.  The depth and breadth of Dr. Harrigan's exposure to complex business issues worldwide makes her a skilled advisor.

Leon J. Hendrix, Jr.(age 71). Director since 1995.  Chairman of the Governance Committee and Member of the Compensation Committee of the Board.  Mr. Hendrix served as Chairman of Remington Arms Co. from December 1997 until his retirement in May 2007.    From December 1997 until April 1999 he was also Chief Executive Officer.  From 1993 to 2000, Mr. Hendrix was a Principal of Clayton, Dubilier & Rice, Inc., a private investment firm. Prior thereto, Mr. Hendrix was with Reliance Electric Company, a manufacturer and seller of industrial and telecommunications equipment and services.  Since 1973, he held a series of executive level positions with Reliance Electric Company, most recently as Chief Operating Officer.  Mr. Hendrix was a member of the Board of Directors of Keithley Instruments, Inc. from 1990 to 2010 and NACCO Industries from 1995 to 2006.  He is a Member and Past Chairman of the Clemson University Board of Trustees.

Having been the Chief Executive Officer of Remington Arms Co. and holder of a series of executive level positions including Chief Operating Officer at Reliance Electric Company, Mr. Hendrix has extensive business experience.  In addition, Mr. Hendrix's position as a Principal of Clayton, Dubilier & Rice, Inc. has provided him significant experience in dealing with financial matters and his positions on the Boards of Keithley Instruments, Inc., NACCO Industries and the Clemson University Board of Trustees have provided him valuable insight into the role of the Board of Directors.

Ilan Kaufthal (age 65). Director since formation of the Company in 1983. Member of the Audit and Compensation Committees of the Board.  Mr. Kaufthal is currently Senior Advisor at Irving Place Capital, a private equity firm.  He is also Chairman of East Wind Advisors, a broker dealer.  Mr. Kaufthal currently serves as a member of the Boards of Directors of Tronox, Inc., a publicly traded producer of titanium dioxide pigment based in Stamford, CT, Blyth, Inc., a publicly traded gift and multilevel marketing company based in Greenwich, CT and Edmunds.com, a private company.  He was Vice Chairman of Investment Banking at Bear, Stearns & Co. Inc. from May 2000 until June 2008.  Prior to joining Bear, Stearns & Co. Inc., Mr. Kaufthal was with Schroder & Co. Incorporated as Vice Chairman and head of mergers and acquisitions for thirteen years.  Prior thereto, he was with NL Industries, Inc., a firm in the chemicals and petroleum services businesses, as its Senior Vice President and Chief Financial Officer.

With his extensive background in the investment banking community coupled with his business experience as the Chief Financial Officer of NL Industries, Mr. Kaufthal brings a unique perspective to the Board.  Mr. Kaufthal's extensive investment banking experience makes him an invaluable advisor particularly in the context of merger and acquisition activities.

Steven M. Klosk (age 56). Director since 2008.  Mr. Klosk joined Cambrex in 1992 and was elected President and Chief Executive Officer of Cambrex and became a member of the Board in May 2008.  In 2007 he was appointed Executive Vice President and Chief Operating Officer of Cambrex and assumed the responsibility of the Pharmaceutical business.  Between 2005 and 2007, Mr. Klosk served as Executive Vice President and Chief Operating Officer of the Pharma and BioPharmaceutical Business Unit.  Between 1992 and 2005, he held positions of increasing responsibility including Executive Vice President-Administration.  Mr. Klosk currently serves on the Board of Directors of NPS, a privately held packaging company, and the Foundation Board for St. Joseph’s Hospital in Paterson, NJ.

Having served in a variety of increasingly senior positions, including President and Chief Executive Officer at the Company, Executive Vice President-Administration and Chief Operating Officer, Mr. Klosk has a unique perspective on the day-to-day operations and strategic development of Cambrex.  In these positions, Mr. Klosk has been responsible for both the operations of the Company and the overall human resources decisions giving him insight into the talent management process as well as the business and operational functions of the organization.

William B. Korb (age 72). Director since 1999.  Member of the Audit Committee and Chairman of the Regulatory Affairs Committee of the Board.  From 1987 until his retirement in March 2001, Mr. Korb was Director, President and Chief Executive Officer of Marconi Commerce Systems, Inc., formerly Gilbarco Inc., the world’s leading gasoline pump and dispenser manufacturing company.  Prior to joining Gilbarco, he was an Operating Vice President of Reliance Electric Company, a position he held from 1979 to 1987.  Mr. Korb served on the Board of Premier Farnell plc from February 2003 to June 2010.

Mr. Korb has extensive business experience including seven and half years as a Director of Premier Farnell plc, over a year as Director, President and Chief Executive Officer of Marconi Commerce Systems, Inc., fourteen years as Director, President and Chief Executive Officer of Gilbarco and twenty-five years in management positions with increasing responsibility at Reliance Electric Company.  This experience provides him with a strong background in dealing with financial and operational issues at large corporations.

John R. Miller (age 75). Director since 1998.  Non-Executive Chairman of the Board and Member of the Compensation and Governance Committees of the Board.  Since August 2006 to the present, Mr. Miller has also served as Non-Executive Chairman of the Board of Graphic Packaging Holding Company, a global paperboard and packaging company.  Mr. Miller was a Director of Eaton Corporation, a global diversified industrial manufacturer.  In addition, he served as Non-Executive Chairman of SIRVA, Inc., a provider of moving and relocation services, from 2005 to 2008.  He is also a past Director and Chairman of the Federal Reserve Bank of Cleveland and he served with The Standard Oil Company as a Director, President and Chief Operating Officer from 1980 until 1986.

With his many years of experience serving on the Boards of Directors of a number of public and private companies combined with his experience on the Board of the Federal Reserve Bank of Cleveland and as a senior officer at The Standard Oil Company, Mr. Miller is a seasoned executive with extensive leadership and Board-level background. In addition, Mr. Miller serves as the Non-Executive Chairman of Graphic Packaging Holding Company and has served as the Non-Executive Chairman of SIRVA, Inc., experience that positions him well to act as our Non-Executive Chairman.

Peter G. Tombros (age 70). Director since 2002. Chairman of the Audit Committee and Member of the Governance Committee of the Board.  Since 2006, Mr. Tombros has been Professor, Distinguished Executive in Residence, Eberly College of Science BS/MBA Program, Pennsylvania State University.  From 2001 until 2005, he was Chairman of the Board and Chief Executive Officer of VivoQuest, a private biopharmaceutical company.  From 1994 to 2001, he served as President and Chief Executive Officer of Enzon Pharmaceuticals.  Before joining Enzon Pharmaceuticals, Mr. Tombros spent 25 years with Pfizer, Inc. as Vice President of Marketing, Vice President Corporate Strategic Planning, Senior Vice President and General Manager and as Executive Vice President of Pfizer Pharmaceuticals, Inc.  Mr. Tombros is Director and Non-Executive Chairman of the Board of Directors of NPS Pharmaceuticals, a publicly traded company.

           Mr. Tombros has broad operating and board experience in the pharmaceutical industry including big pharma, biotechnology, specialty pharma, generic pharma and clinical research organizations.  Mr. Tombros has served on eight different public company boards.  He has been both a member and chair of many board committees including audit, compensation, governance and special committees among others.  He has also served as Non-Executive Chairman of three of those public company boards.  This unique combination of executive operating experience, public board experience, and academic perspective make him a tremendous asset in assessing financial and strategic issues facing the company and providing valued advice to the Company, the Board and its committees.

Shlomo Yanai (age 60).  Director since 2012. Non-Executive Vice Chairman of the Board and Member of the Governance Committee.  Mr. Yanai served from 2007 until mid-2012 as President and Chief Executive Officer of Teva Pharmaceutical Industries Ltd., a global generic pharmaceutical leader and one of the top 15 global pharmaceutical companies in the world. From 2003 to 2006, Mr. Yanai was the President and Chief Executive Officer of Makhteshim Agan Industries, a leading global agro-chemicals company.  Mr. Yanai also served as a member of the Board of Directors of the Bank Leumi Le-Israel, Israel’s second largest bank, LycoRed Natural Products Industries and I.T.L. Optronics Ltd. Until his retirement from the Israeli Army in 2001 at the rank of Major General, Mr. Yanai was the head of the Strategy Planning Branch of General Headquarters of the Israel Defense Forces.

Currently, Mr. Yanai is a member of the Board of Governors of Technion, the Israel Institute of Technology and the International Advisory Board, M.B.A. program of Ben-Gurion University. He is also an honorary member of the Board of The Institute for Policy and Strategy of the Interdisciplinary Center (IDC), Herzliya.

Mr. Yanai brings global operating experience in the life-science and pharmaceutical industry, including as Chief Executive Officer of one of the largest generic pharmaceutical companies in the world and a leading global agro-chemicals company.  Mr. Yanai brings a global perspective to the Board, incorporating his industry and Board leadership experience.  This unique combination of global life-science operating experience, board experience and outstanding achievement and experience in his military career positions him well to make truly valuable contributions to the Board and to management.

Company Policies and Procedures related to Review, Approval and Ratification of Transactions with Related Persons

Pursuant to the Company’s Corporate Governance Guidelines, the Board expects Cambrex directors, officers and employees to act ethically at all times and to adhere to the Company’s Code of Business Conduct and Ethics, including the Company’s policies on Business Conduct and Ethics and Conflicts of Interest.  A “conflict of interest” occurs when an individual’s personal interests interfere in any way (or even appear to interfere) with the interests of the Company. A conflict situation can arise when a director takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest also arise when a director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company.

           A potential conflict of interest with respect to a proposed transaction is required to be reported to the Company’s General Counsel and Chief Executive Officer and the Board’s Governance Committee.  The Governance Committee will evaluate the circumstances surrounding the potential conflict of interest and recommend action to the full Board, which will consider any such recommendation.  The Board is responsible for the ultimate determination as to whether the transaction giving rise to the potential conflict of interest can proceed.

In addition, the Audit Committee is responsible for the review and approval of related-person transactions that are required to be disclosed under Item 404 of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Common Stock, to file reports of ownership and transactions in the Company’s securities with the SEC and the NYSE. Such directors, executive officers and ten percent stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, and on written representation from certain of the Company’s directors and executive officers that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during the 2012 fiscal year.

CORPORATE GOVERNANCE

The Board is responsible for directing the management of the business and affairs of the Company. The Board holds regular meetings five times each year and holds additional special meetings as necessary.  During 2012 the Board held eight meetings.  Pursuant to Cambrex’s Corporate Governance Guidelines, directors are expected to attend board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Board recognizes that occasional meetings may need to be scheduled on short notice when the participation of a director is not possible and that conflicts may arise that may prevent a director from attending a regularly scheduled meeting. The Board expects, however, that each director will make every reasonable effort to keep absences to a minimum. Although participation by telephone conference or other communications equipment is allowed, personal attendance is encouraged.  In 2012, each of our incumbent directors, with one exception, attended all Board meetings and all meetings of Board committees on which they served.  All nine directors attended the Company’s annual meeting of stockholders in April of 2012.

Our Board has affirmatively determined, after considering all of the relevant facts and circumstances, that all of the directors, other than our President and Chief Executive Officer, Steven M. Klosk, are independent from our management under the standards set forth in the Company’s Independence Standards for Directors, which was adopted by the Board in 2004 and is available on the Investor portion of the Company’s website (www.cambrex.com).  This means that none of the independent directors have any direct or indirect material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. As a result, the Company has a majority of independent directors on our Board as required by the listing standards of the NYSE.  The Board has also adopted the Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer, the Chief Financial Officer and the principal accounting officer.  This policy can also be found on the Investor portion of the Company’s website (www.cambrex.com).

Independent directors have regularly scheduled executive sessions in which they meet without the presence of members of management. These executive sessions occur before or after each regularly scheduled meeting of our Board and may also occur in conjunction with special meetings.  John R. Miller leads these executive sessions as Non-Executive Chairman of the Board.

Board Leadership Structure

As described in our Corporate Governance Guidelines, the Board believes that the positions of Chief Executive Officer and Chairman of the Board should be separated in order to provide clear separation of leadership of the Board from that of Company management, and the Company has separated such roles accordingly. Since July 2008, John R. Miller has served as our Non-Executive Chairman of the Board and Shlomo Yanai has assisted Mr. Miller in this role since Mr. Yanai’s appointment as Non-Executive Vice Chairman in 2012.

Risk Oversight

           The role of the Board in managing risk at the Company is to have ultimate oversight for the risk management process.  Management has day-to-day responsibility for the identification and control of risks facing the Company including timely identifying, monitoring, mitigating and managing those risks that could have a material impact on the Company.  Further, management has the responsibility to report these risks as they arise to the Board and its committees and the Company’s auditors.  The Board has delegated certain risk assessment responsibilities to the Audit Committee, the Compensation Committee, the Governance Committee and the Regulatory Affairs Committee.  In particular, the Audit Committee focuses on financial risk, including internal controls covering the safeguarding of assets and the accuracy and completeness of financial reporting.  The Compensation Committee sets compensation programs for management that take into consideration alignment of management compensation with building shareholder value while avoiding compensation policies that reward excessive risk taking.  In July 2011, the Audit Committee appointed William M. Haskel, the Company’s Senior Vice President, General Counsel and Corporate Secretary as Chief Compliance Officer.  In that capacity, Mr. Haskel is responsible for implementing the Company’s compliance and ethics initiatives including providing the Audit Committee with quarterly and annual reviews of the effectiveness of the compliance and ethics program.  The Governance Committee oversees the annual Board self-evaluation and director nomination process in order to ensure a diverse and well balanced Board and provides input to the Board related to the make-up of the Company’s senior management team.  Finally, the Regulatory Affairs Committee manages risk related to regulatory compliance and provides oversight with regard to the Company’s compliance with regulatory requirements including Food and Drug Administration and Drug Enforcement Agency requirements, environmental, safety and health requirements at all of its manufacturing facilities as well as regulatory public policy issues facing the Company.  These Committees meet regularly and report their findings to the Board throughout the year.  The Company also maintains insurance policies that would reimburse the Company for a wide range of potential losses that the Company could incur in due course.  The Company regularly reviews the levels, terms and conditions of this coverage to ensure they are prudent given the nature and size of the Company’s operations.  Management periodically reports to the Audit and Regulatory Affairs Committees regarding the review of the Company’s insurance coverage.

Shareholder Communications with our Board

The Company is committed to providing stockholders and other interested persons with an open line of communication for bringing issues of concern to the Company’s non-management directors.

Any stockholder or interested person may communicate with the Company’s non-management directors as a group by sending a communication to the Board, c/o Corporate Secretary, Cambrex Corporation, One Meadowlands Plaza, 15th Floor, East Rutherford, New Jersey 07073.  All communications will be reviewed by the Company’s Corporate Secretary who will send such communications to the non-management directors unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company or the function of the Board or its committees, or relates to insignificant matters that do not warrant the non-management directors’ attention or is not otherwise appropriate for delivery to the non-management directors.

The non-management directors who receive such communication will have discretion to determine the handling of such communication, and if appropriate, respond to the person sending the communication, as well as disclosure, which shall be consistent with the Company’s policies and procedures and applicable law regarding the disclosure of information.

The Board has established four standing committees: the Regulatory Affairs Committee, the Governance Committee, the Audit Committee and the Compensation Committee.  Each committee has a charter that has been adopted by such committee and approved by the Board.  Printable versions of the charters of such Committees as well as the Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website (www.cambrex.com), under the “Governance” link of the “Investors” section. The Company will also provide any of the foregoing information in print without charge upon written request to the Corporate Secretary, Cambrex Corporation, One Meadowlands Plaza, 15th Floor, East Rutherford, New Jersey 07073.

REGULATORY AFFAIRS COMMITTEE
William B. Korb, Chairperson
Rosina B. Dixon, M.D.
Kathryn R. Harrigan

Regulatory Affairs Committee

The Regulatory Affairs Committee, comprised of three independent directors, oversees the Company’s compliance with various Food and Drug Administration and Drug Enforcement Agency regulatory requirements and environmental, health and safety affairs.  Each year the Regulatory Affairs Committee develops a calendar-year annual schedule for the coming year.  The Chair reports the Regulatory Affairs Committee’s actions and recommendations to the full Board following each Regulatory Affairs Committee meeting.  The Regulatory Affairs Committee held four meetings during 2012.

GOVERNANCE COMMITTEE
Leon J. Hendrix, Jr., Chairperson
John R. Miller
Peter G. Tombros
Shlomo Yanai

Governance Committee

The Governance Committee, comprised of four independent directors as defined by the rules and regulations of the Securities and Exchange Commission (“SEC”), the listing standards of the NYSE and the Company’s Independence Standards for Directors, is responsible for, among other things, (i) reviewing the composition of the Board to assure that the proper skills and experience are represented on the Board, (ii) identifying candidates qualified to become Board members, and recommending to the Board the nominees to stand for election as directors to the Board at Annual Stockholder Meetings and candidates for newly created directorships and vacancies on the Board, (iii) overseeing the annual evaluation of the Board and management and (iv) developing and reviewing corporate governance principles and recommending changes as necessary.  The Charter of the Governance Committee has been adopted by the Committee and approved by the Board.  Each year the Governance Committee develops a calendar-year annual schedule for the coming year.  The Chair reports the Governance Committee’s actions and recommendations to the full Board following each Governance Committee meeting.  The Governance Committee held six meetings in 2012.

Consideration of Director Nominees

Director Qualifications

The Company’s Corporate Governance Guidelines set forth Board membership criteria.  As described above, under these criteria, the Committee seeks to identify a diverse group of candidates for the Board who possess the highest personal and professional ethics, integrity and values and are committed to representing the long-term interests of the stockholders.  The Committee conducts an annual review of the Corporate Governance Guidelines and a self-assessment of the Board.  As part of such review, if necessary, the Committee has the discretion to recommend to the Board a modification to the Board membership criteria and make up.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Directors should not serve on more than four other boards of public companies in addition to the Cambrex Board. Current positions in excess of these limits may be maintained unless the Board determines that doing so would impair the director’s service on the Cambrex Board.

Identifying and Evaluating Nominees for Directors

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, and the Governance Committee concludes that the vacancy should be filled, it will consider various candidates for the vacancy. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee, and may be considered at any point during the year. The Governance Committee also considers properly submitted stockholder nominations for candidates for the Board. In addition to the standards and qualifications set out in the Company’s Corporate Governance Guidelines, the Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, experience with the Company, the balance of management and independent directors, the need for Audit Committee or other expertise and the evaluations of other prospective nominees. There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether or not the nominee is recommended by a stockholder.

Stockholder Nominees

The Governance Committee will consider nominees recommended by stockholders. Such recommendations for the 2014 Annual Meeting should be sent to the Corporate Secretary of the Company in accordance with the procedures described under the heading “Stockholder Proposals for 2014.”  Nominees recommended by stockholders receive the same consideration as any other proposed nominees.

AUDIT COMMITTEE
Peter G. Tombros, Chairperson
Kathryn R. Harrigan
Ilan Kaufthal
William B. Korb

Audit Committee

The Audit Committee consists of four independent directors.  The Board has determined that each member of the Audit Committee (i) is independent within the meaning of the rules and regulations of the SEC, the NYSE listing standards and the Company’s Independence Standards for Directors; and (ii) satisfies the financial literacy requirements of the NYSE listing standards. Further, the Board has determined that at least one member of the Audit Committee satisfies the financial expertise requirements of the NYSE listing standards. The Board has also determined that Mr. Peter G. Tombros, Audit Committee Chairperson, is an Audit Committee Financial Expert, as that term is defined by current SEC rules.

The role of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) the integrity of the Company’s financial reporting process; (ii) the Company’s systems of internal accounting and financial controls; (iii) the annual independent audit of the Company’s financial statements; (iv) the independent registered public accountant’s qualifications and independence; and (v) the Company’s compliance with legal and regulatory requirements. The Audit Committee’s role is one of oversight and it recognizes that the Company’s Management is responsible for preparing the Company’s financial statements and that the Company’s independent registered public accountants are responsible for auditing those financial statements.

Each year the Audit Committee develops a calendar-year annual schedule for the coming year.  The Chair reports the Audit Committee’s actions and recommendations to the full Board following each Audit Committee meeting.  The Audit Committee met four times in 2012. The Audit Committee met individually with Management, with BDO, the Company’s independent registered public accountants, and with the Company’s outsourced internal auditors, as appropriate.

The Audit Committee reviewed and had discussions with Company Management and BDO regarding the quarterly and annual financial statements, including a discussion of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed and had discussions with BDO regarding the matters required to be discussed by Statement of Auditing Standards No. 61. Further, the Audit Committee received the written disclosures and the letter from BDO required by Public Company Accounting Oversight Board Rule 3526 (Independence Discussions with Audit Committees) and has discussed such disclosures and letter with representatives of BDO regarding its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

COMPENSATION COMMITTEE
Rosina B. Dixon, M.D., Chairperson
Leon J. Hendrix, Jr.
Ilan Kaufthal
John R. Miller

Compensation Committee

The Compensation Committee, comprised of four independent directors, conducts reviews of the Company’s general and executive compensation policies and strategies and oversees and evaluates the Company’s overall compensation structure and programs. The Board has determined that each member of the Compensation Committee is (i) independent within the meaning of the rules and regulations of the SEC, NYSE listing standards and the Company’s Independence Standards for Directors; and (ii) is a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 and satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“the Code”).  Each year the Compensation Committee develops a calendar-year annual schedule for the coming year.  The Chair reports the Compensation Committee’s actions and recommendations to the full Board following each Compensation Committee meeting.  The Compensation Committee held five meetings during 2012.

The Compensation Committee’s role is to work with executive management in developing a compensation philosophy.  The Compensation Committee determines compensation for the President and Chief Executive Officer and reviews and approves compensation and bonus programs for all senior executives.  Compensation recommendations for senior executives other than the President and Chief Executive Officer are initiated by the President and Chief Executive Officer for discussion and decision by the Committee.  The Compensation Committee also oversees the Company’s general employee benefit programs, including the Company’s employee equity plans.  The Compensation Committee also annually conducts a self-evaluation of its own performance for the prior year in order to encourage continuous improvement.  For its self-evaluation the Compensation Committee referred to materials provided by the Governance Committee.  The Compensation Committee conducts these reviews and the self-evaluation annually.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2012 were Rosina B. Dixon, Leon J. Hendrix, Jr., Ilan Kaufthal and John R. Miller, each of whom is a non-employee independent director.  No member of the Compensation Committee had any direct or indirect material interest in a transaction of the Company or a business relationship with the Company, in each case that would require disclosure under Item 407 of Regulation S-K or any other rules or regulations of the SEC.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This Report is provided by the following independent and outside directors who comprise the Compensation Committee.

Rosina B. Dixon, M.D., Chairperson
Leon J. Hendrix, Jr.
Ilan Kaufthal
John R. Miller

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion of our executive compensation program and compensation decisions made for the fiscal year ended 2012.  This discussion relates to the executive officers named in the Summary Compensation Table included within the Compensation and Discussion Analysis section of the Proxy Statement.  We refer to these officers as the “Named Executive Officers.”

The following discussion includes statements regarding performance targets with respect to our executive compensation program.  These targets and goals are disclosed in the limited context of Cambrex’s compensation programs and should not be interpreted to be statements of management’s expectations or estimates of results or other guidance. Cambrex specifically cautions investors not to apply these statements to other contexts.

Objectives of our Executive Compensation Program

The objectives of our executive compensation program are as follows:

•
Competitive Compensation Package.  In order to attract, motivate and retain high-quality executives with the requisite skills and abilities to enable the Company to achieve superior results, we seek to provide a total compensation package, including base salary, cash incentives and long-term equity-based awards, that is competitive relative to our peer group for the markets in which Cambrex participates.

•
Reward performance.  We place a strong emphasis on results, and therefore a significant portion of our executives’ compensation package is performance-based compensation, including cash incentives and long-term equity-based awards, which are designed to reward executives for achievement of the Company’s financial goals, as well as the executives’ contributions to the achievement of those goals.

•
Align the interests of our executives with those of our shareholders. A significant portion of our compensation program is in the form of long-term equity-based awards, which serve to align the interests of our executives with those of our shareholders by rewarding executives for increasing shareholder value.

Compensation Process

The Compensation Committee determines the compensation of our President and Chief Executive Officer, as well as the compensation of our other Named Executive Officers.  Our President and Chief Executive Officer provides recommendations to the Compensation Committee on the compensation of the Named Executive Officers (other than for himself), and consults with the Compensation Committee regarding such recommendations.  Also, particularly in relation to the determination of the key elements of our compensation program, our Chief Financial Officer, our General Counsel and our human resources department assist our President and Chief Executive Officer in preparing recommendations to the Compensation Committee.  Further, the human resources department assembles compensation information relating to the Named Executive Officers, including information about the compensation practices at our peer group companies, for the Compensation Committee’s consideration.  Also, as discussed in more detail below, the Compensation Committee periodically has engaged an independent compensation consultant to provide the Compensation Committee with market compensation data.

In determining or otherwise assessing recommendations for compensation, the Compensation Committee reviews each Named Executive Officer’s total compensation package.  Elements considered include salaries, target annual and long-term incentives, retirement benefits, severance arrangements and change of control arrangements, to ensure their appropriateness in light of the Company’s strategic goals, the Named Executive Officer’s contributions to the Company’s performance, benchmarking data, and economic and market conditions.  In setting compensation, the Compensation Committee may increase or decrease awards and may alter the balance between the cash and equity portions of certain awards.

As part of establishing compensation policies and making compensation determinations, the Compensation Committee also considers feedback received from our shareholders, which includes the results of the advisory votes at our most recent annual meeting.  The Compensation Committee considered the favorable results of the 2011 shareholder advisory vote on executive compensation as one of several factors in maintaining the overall design of our executive compensation program for 2012.   As supported by our stockholders, the Board has determined to hold a vote annually on our executive compensation program until the next frequency vote.

Compensation Consultants and Peer Group Comparison Data

For 2012, the Compensation Committee retained James F. Reda & Associates, LLC, an independent compensation consultant (the “Consultant”), to aid in analyzing our executive compensation program and executive compensation decisions, including, more particularly, helping us compile and review benchmark data from companies in our peer group to ensure that our executive compensation program is competitive and in line with market practice among our peer group.  The Consultant did not provide any other services to Cambrex during fiscal year 2012 and the Compensation Committee has determined that the Consultant’s services to the Compensation Committee did not raise any conflicts of interest between the Compensation Committee, the Company and management.

With input from the Consultant, as well as with input from the President and Chief Executive Officer and Chief Financial Officer, the Compensation Committee determined the applicable 2012 benchmarking targets.  For 2012, the Compensation Committee concluded that for each of our Named Executive Officers it was appropriate to target total direct compensation (i.e., salary, annual cash incentives and long-term equity-based compensation) at the median level of compensation of similarly situated executives at companies within a specified peer group.  With input from the Consultant, the Compensation Committee established as our peer group for 2012 the following 17 publicly-traded life sciences companies that are similar in size, as determined by revenues, to the Company:

Aceto Corporation	Gen-Probe Incorporated

Affymetrix Inc.	Hi Tech Pharmacal Co. Inc.

Akorn Inc.	Luminex Corporation

Albany Molecular Research, Inc.	Nutraceutical International Corporation

American Vanguard Corporation	Omnicell, Inc.

Balchem Corporation	Prestige Brands Holdings, Inc.

Depomed Inc.	Techne Corporation

Emergent Biosolutions Inc.	ViroPharma Incorporated

Genomic Health Inc.

The composition of the peer group in 2012 changed from the peer group used in 2011.  Several companies that we considered to be peer companies in 2011 were dropped from our peer group in 2012 because they were acquired.   They were replaced by several publicly-traded life sciences companies similar to the Company in size, as determined by revenue, based upon recommendations from the Consultant.

Elements of Compensation

The following summarizes the various elements of the total compensation package of our executives, including the Named Executive Officers:

Base Salary

As a necessary tool to attract and retain highly qualified executives, the Compensation Committee reviews the base salaries of our Named Executive Officers annually to ensure they are competitive and fairly compensate the Named Executive Officers for their roles with the Company.  The Compensation Committee generally targets a base salary level for each Named Executive Officer at or near the median base salary of similarly situated executives of our peer group of companies, but also considers, on a subjective basis, the Named Executive Officer’s effectiveness in his role, the overall nature, level and complexity of his responsibilities, and his tenure in the role.  The Compensation Committee also considers the recommendations of the Chief Executive Officer (other than for his own base salary).

After considering the factors described above, in July, 2012, the Compensation Committee approved a base salary increase for Mr. Sargen from $365,000 to $400,000, for Mr. Magnini from €240,000 to €255,000 and for Mr. Cavanagh from $375,000 to $412,500.  Each of these base salary increases took effect on August 1, 2012.

Performance-Based Compensation

Annual performance-based compensation and long-term equity or equity-based incentive awards comprise a significant portion of the compensation we pay to our Named Executive Officers.  These compensation components are essential to our pay-for-performance philosophy, which seeks to vary compensation depending on (i) the level of achievement of the Company’s strategic and financial goals (as well as a Named Executive Officer’s contributions towards the achievement of those goals), and (ii) the creation of shareholder value over the long-term.

Annual Cash Incentive Awards

Each year the Compensation Committee, in consultation with the President and Chief Executive Officer and the Chief Financial Officer, sets goals and objectives for the Company’s Named Executive Officers.  At year end, the attainment of results, measured against the Named Executive Officers’ goals and objectives, is reviewed by the Compensation Committee subsequent to review and recommendation by the President and Chief Executive Officer.

The following table reflects the minimum, target and maximum levels for the various Company-based performance metrics used in calculating 2012 incentive awards for Messrs. Klosk, Cavanagh, Sargen, Russolo and Magnini:

($ in millions)

Performance Metric	Minimum	Target	Maximum	Weight
Revenue	$251.6	$264.7	$272.3	20%
EBITDA	$47.0	$50.0	$54.0	50%
Net Debt	$70.0	$65.0	$60.0	30%

The “Revenue” metrics set forth in the table above were based on the Company’s 2011 revenue amount, applying growth rates of 2% at the “Minimum” level, 4% at the “Target” level and 7% at the “Maximum” level for 2012, excluding, in each case, the impact of changes in foreign exchange rates.  For purposes of applicable targets, “EBITDA” is defined as the Company’s operating profit from continuing operations plus depreciation and amortization plus 51% of operating profit plus depreciation and amortization for Zenara Pharma, an unconsolidated entity in which the Company owns a 51% stake, and “Net Debt” is defined as the Company’s debt less cash and cash equivalents and reflects the average of the net debt balance at the end of each calendar quarter within 2012.  All metrics exclude any restructuring costs and the impact of acquired or divested companies during the year and transaction costs.

The amount of each Named Executive Officer’s annual cash incentive compensation is based on a percentage of the Named Executive Officer’s base salary, prorated for the weight accorded to each metric. For performance below the minimum threshold, no incentive award would be paid.  If minimum threshold performance is achieved, up to 40% of each Named Executive Officer’s base salary would generally be payable as an annual cash incentive award; up to 60% of base salary would generally be payable if performance met the target threshold; and up to 200% of base salary would generally be payable if performance met or exceeded the maximum threshold. For performance levels between thresholds, the potential award percentage for each metric is interpolated on a straight line basis.  The Compensation Committee retains negative discretion to adjust the payout under the annual cash incentive plan based on its subjective assessment of the Company’s and/or the individual Named Executive Officer’s performance for the year.  The Compensation Committee does not establish formal goals or objectives for the Named Executive Officers with regard to individual performance.  For 2012 the Compensation Committee did not make any discretionary adjustments to the annual cash incentive awards.

For 2012, the Company achieved Revenue, EBITDA and Net Debt performance that exceeded the maximum goal established for each target and therefore yielded an annual cash incentive award of 200% of base salary for the following Named Executive Officers in the amounts shown:  Mr. Klosk – $1,000,000, Mr. Cavanagh – $825,000, Mr. Sargen – $800,000, Mr. Russolo – $691,600 and Mr. Magnini – $678,300.

Long Term Incentive Awards

The Compensation Committee views long-term incentive awards as an integral component of our compensation program, promoting executive retention and creation of long-term shareholder value by aligning the interests of Named Executive Officers with those of our shareholders.  The Compensation Committee uses the median of long-term incentive awards granted by the peer group as a reference point when evaluating long-term incentive awards as part of the Named Executive Officers’ overall compensation.  While the peer group data for the Named Executive Officer’s position is the key factor in determining the amount of long-term incentive awards, the Compensation Committee also considers such factors as the Named Executive Officer’s effectiveness in his role, the amounts of prior awards, the overall nature, level and complexity of his responsibilities, his tenure in the role, and to the extent that it is a limiting factor, the number of shares available to be granted under shareholder approved equity incentive plans.

Messrs. Klosk, Cavanagh, Sargen and Magnini each received long-term equity and equity-based incentive awards in 2012.  These awards consisted of stock options and stock-settled performance share units (“PSUs”) granted under the Company’s 2009 Long Term Incentive Plan.  The Compensation Committee chose to grant (and historically has chosen to grant) stock options to provide certain Named Executive Officers with an incentive to drive long-term appreciation in the value of the Company’s stock for the benefit of shareholders.  The Company considers stock options to be performance-based incentives because they provide value to the recipient only if the price of the Company’s Common Stock increases above the option’s exercise price, which is set at the fair market value of the Common Stock on the date of the grant.  The Compensation Committee chose to grant (and has historically chosen to grant) PSUs to reward certain Named Executive Officers for relative performance compared to publicly-traded life sciences companies competing in the same industry as the Company.  Typically, our PSUs are based on three-year performance measures and are not paid out until after the third anniversary of the grant date. Our stock options generally vest in equal increments over a four-year period at each annual anniversary of the grant date.  These vesting schedules apply to the PSUs and stock options granted in 2012.  Both stock options and PSUs are subject to a Named Executive Officer’s continued employment as of an applicable vesting date, but may sooner vest in whole (in the case of stock options) or in part (in the case of PSUs) upon a change of control or, in the case of PSUs, in the event of certain terminations of the grantee’s employment.

In October 2012, Messrs. Klosk, Cavanagh, Sargen, and Magnini received grants of 80,000 stock options, 40,000 stock options, 30,000 stock options, and 15,000 stock options, respectively, each with an exercise price set at $12.46. The Company sets exercise prices for each option grant at the mean price between the daily high and low trading prices for its Common Stock on the option’s grant date.

PSU awards provide the Named Executive Officer the right to receive a certain number of shares (or with respect to certain grants made in prior years, the cash value of a certain number of shares) of the Company’s Common Stock in the future, the amount of which depends on the Company’s level of achievement of revenue growth and EBITDA growth as compared to the relative revenue growth and EBITDA growth of the members of a specified peer group of companies over a specified performance period.  For purposes of the PSU awards made to Named Executive Officers in 2012, the peer group against which Cambrex’s performance will be measured generally consists of those companies with 2011 revenues between ten percent (10%) and seven hundred and fifty percent (750%) of the Company’s 2011 revenues that are contained in GICS Code 352030, Life Sciences Tools and Services, as of the first day of the month in which an award was granted.  The Compensation Committee determined that this group of companies was appropriate for the PSU awards because it consists of small capitalization U.S. public life sciences companies similar to Cambrex.

In October 2012, the Company granted PSU awards for up to a maximum of the following number of shares of our Common Stock to the following Named Executive Officers: Mr. Klosk – 80,000 shares; Mr. Cavanagh – 40,000 shares; and Mr. Sargen – 30,000 shares.  The period for measuring performance for the PSUs is generally the one-year period beginning on the two-year anniversary of the first day of the month in which an award was granted.   Revenue and EBITDA during this one-year period are compared to the one-year period ending the month before the grant date.  The grantee will earn up to 25% of the maximum value of the award if the Company performs at the 25th percentile of the peer companies over the three-year period, up to 50% of the maximum value of the award if the Company performs at the 50th percentile and up to 100% of the maximum value of the award if it performs at the 75th percentile.  For performance levels between thresholds, the amount payable under the award is determined by interpolating on a straight line basis between the higher and lower thresholds.  If the Company’s performance falls below the 25th percentile for revenue growth or EBITDA growth over the three-year period, as the case may be, the grantee will receive no payment under the award in respect of such metric.  The maximum value of the award would be payable in the event that the Company performed at or above the 75th percentile for both metrics over the three-year period.

Severance and Change of Control Agreements

Cambrex has entered into employment and change of control agreements with certain Named Executive Officers, which are discussed in detail below in the section entitled “Potential Payments Upon Termination or Change of Control.”  Also detailed in that section are the potential payouts for each of the Named Executive Officers under a variety of potential termination scenarios covered by the agreements.  Those potential payouts are part of the total compensation package for each Named Executive Officer reviewed by the Compensation Committee each year.  The agreements also facilitate the establishment of restrictive covenants, including non-competition agreements, that bind Named Executive Officers and which may not otherwise be part of the employment relationship.  The Company did not amend any existing employment or change of control agreements with any Named Executive Officers in 2012.

Deferred Compensation Plan

The Non-qualified Deferred Compensation Plan for Key Executives (“Deferred Plan”) was indefinitely suspended by the Board in December 2011. The Deferred Plan is not funded by the Company.  Mr. Klosk is the only Named Executive Officer who has a balance under the Deferred Plan due to deferrals prior to 2012.

Savings Plan

The Company maintains the Cambrex Corporation Savings Plan (the “Savings Plan”), which is a defined contribution retirement savings plan intended to be qualified under Section 401(a) of the Code. Cambrex’s U.S.-based employees are able to defer up to the lesser of 50% of their annual salary or the limit prescribed by the Code to the Savings Plan on a pre-tax basis.  The Company matches 100% of the first 3% of a participant’s pay that he or she defers into the Savings Plan and 50% of the next 3% of a participant’s pay that he or she defers.  All employee deferrals into the Savings Plan are fully vested upon contribution, the Company’s matching contributions vest in 20% increments over the first five years of a participant’s employment with the Company.  Messrs. Klosk, Cavanagh and Sargen each participate in the Savings Plan.

Tax Considerations

Tax considerations influence the Compensation Committee’s decisions with respect to the Company’s compensation and benefit plans.  In particular, the Compensation Committee considers Section 162(m) of the Code, which generally limits to $1 million the amount of non-performance-based compensation that Cambrex may deduct in any calendar year for its President and Chief Executive Officer and the three highest paid Named Executive Officers other than the Chief Financial Officer.  In determining awards as part of our compensation program, we intend to take into account the availability of a tax deduction for the awards along with other considerations but may grant awards that do not qualify for an exemption from the deduction limitations under Section 162(m) of the Code or that may otherwise be limited as to tax deductibility.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows for fiscal years 2012, 2011 and 2010 the compensation awarded, paid to, or earned by the Named Executive Officers.

Name and Principal Position	Year	Salary1 ($)	Stock Awards2 ($)	Option Awards3 ($)	Non-Equity Incentive Plan Compensation4 ($)	Change in Pension Value5 ($)	All Other Compensation6 ($)	Total Compensation
Steven M. Klosk	2012	$500,000	$498,400	$571,224	$1,000,000	$60,127	$11,250	$2,641,001
President & Chief Executive Officer	2011	$460,032	$286,000	$328,770	$715,217	$78,555	$11,025	$1,879,599
	2010	$450,000	$384,513	$367,335	$237,354	$59,835	$11,025	$1,510,062
Shawn P. Cavanagh	2012	$390,625	$249,200	$285,612	$825,000	$20,582	$11,250	$1,782,269
Executive Vice President and Chief Operating Officer	2011	$359,375	$300,100	$333,432	$536,413	$25,039	$8,575	$1,562,934
Gregory P. Sargen	2012	$379,583	$186,900	$214,209	$800,000	$0	$11,046	$1,591,738
Executive Vice President and	2011	$363,056	$143,000	$82,193	$522,108	$0	$11,025	$1,121,382
Chief Financial Officer	2010	$341,676	$253,977	$122,445	$180,218	$0	$11,025	$909,341
Aldo Magnini7	2012	$316,554	$0	$107,105	$655,605	$0	$31,912	$1,111,176
Managing Director,	2011	$334,008	$0	$65,754	$477,765	$0	$32,261	$909,788
Cambrex Profarmaco	2010	$285,262	$89,742	$0	$150,463	$0	$114,805	$640,272
Paolo Russolo7	2012	$334,230	$0	$0	$668,460	$0	$101,918	$1,104,608
President, Cambrex Profarmaco	2011	$361,842	$0	$0	$517,579	$0	$108,155	$987,576
	2010	$344,968	$108,523	$0	$181,955	$0	$198,222	$833,668

1
Salary. Cambrex's fiscal year ends December 31.  Effective August 1, 2012 Mr. Sargen received a salary increase in the amount of $35,000 to $400,000, Mr. Cavanagh received a salary increase in the amount of $37,500 to $412,500, and Mr. Magnini received a salary increase in the amount of €15,000, to €255,000.

2
Stock Awards.  Amounts reflect the aggregate grant date fair value of the awards computed in accordance with FASB Topic 718.  For 2012, amounts for Messrs. Klosk, Cavanagh and Sargen include the grant date fair value at the Target level of stock-settled PSUs which they have the opportunity to earn based on the Company achieving Median performance for Sales and EBITDA growth over a three year period as measured against a peer group.  The value of Mr. Klosk's, Mr. Cavanagh's and Mr. Sargen's 2012 PSUs represents the grant date value of 40,000, 20,000 and 15,000 shares, respectively.  The Long Term Incentive Awards section within the Compensation Discussion and Analysis section of this document includes further explanation of PSUs and refers to the number of units that can be earned at different levels of performance.

3
Option Awards. Amounts reflect the aggregate grant date fair value of the awards computed in accordance with FASB Topic 718.  The award values are calculated as of the grant date based on the number of options granted using a Black-Scholes calculation of fair value that the Company uses to calculate compensation expense. The assumptions for the valuation are set forth in Note 15 of the Company's financial statements included in the Form 10-K filed with the SEC on February 7, 2013.

4	Non-Equity Incentive Plan Compensation. The 2012 amounts reflect the entire annual cash incentive plan awards paid in February 2013 for fiscal year 2012 performance.

5
Change in Pension Value and Non-Qualified Deferred Compensation Earnings. This column shows the aggregate change in the actuarial present value of Mr. Klosk's and Mr. Cavanagh's accumulated benefits under all of our defined benefit pension plans (i.e., the Qualified Plan, and the SERP for Mr. Klosk, the Qualified Plan only for Mr. Cavanagh).  Benefits earned under Cambrex's Qualified Plan and SERP were frozen in 2007 for all participants, and as such, amounts included within this column represent only the change in discounted present values of benefits due to changes in long term interest rates or other actuarial assumptions.  Mr. Cavanagh has accumulated benefits under the Qualified Plan based on his tenure with the Company prior to 2007.  For more information regarding accrued benefits under our pension plans, see the “Pension Benefits” table.

6
All Other Compensation.  For 2012, the amounts shown include the following benefits provided to the Named Executive Officers:  For Mr. Klosk, includes savings plan match of $11,250.  For Mr. Sargen, includes savings plan match of $11,046.  For Mr. Cavanagh, includes savings plan match of $11,250.  For Mr. Magnini, includes insurance premiums of €8,800 ($11,312), and automobile allowance of €16,025 ($20,600).  For Mr. Russolo, includes insurance premiums of €5,466 ($7,027), automobile allowance of €19,589 ($25,182), and €54,228 ($69,710) paid pursuant to an employment arrangement assumed by the Company as part of its acquisition of Cambrex Profarmaco Milano S.r.l.

7
For purposes of computing all compensation amounts for Messrs. Magnini and Russolo, we used an average exchange rate of 1.2855 dollars per euro for calendar year 2012, 1.3917 for calendar year 2011, and 1.3268 for calendar year 2010.

Grant of Plan-Based Awards Table

The following table contains information concerning each grant of an award made to each of the Named Executive Officers for 2012 under any plan.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards1			Estimated Future Payouts Under Equity Incentive Plan Awards2			All other Option Awards: Number of	Exercise or	Grant Date Closing Price of	Grant Date Fair Value of
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Securities Underlying Options (#)	Base Price of Option Awards3 ($/Sh)	Shares Underlying Awards4 ($/Sh)	Stock and Option Awards5 ($)
Steven M. Klosk			$200,000	$300,000	$1,000,000
	PSU	10/24/12				20,000	40,000	80,000				$498,400
	Stock Options	10/24/12							80,000	$12.46	$12.57	$571,224
Shawn P. Cavanagh			$165,000	$247,500	$825,000
	PSU	10/24/12				10,000	20,000	40,000				$249,200
	Stock Options	10/24/12							40,000	$12.46	$12.57	$285,612
Gregory P. Sargen			$160,000	$240,000	$800,000
	PSU	10/24/12				7,500	15,000	30,000				$186,900
	Stock Options	10/24/12							30,000	$12.46	$12.57	$214,209
Aldo Magnini			$131,121	$196,682	$655,605
	Stock Options	10/24/12							15,000	$12.46	$12.57	$107,105
Paolo Russolo			$133,692	$200,538	$668,460

1
Non-Equity Incentive Plan amounts reflect Threshold, Target and Maximum award amounts established for fiscal year 2012 under the Company's annual cash incentive plan.  Non-Equity Incentive Plan awards for Messrs. Russolo and Magnini were calculated using the average exchange rate of 1.2855 dollars per euro for calendar year 2012.  The actual amounts earned for 2012 performance and paid in February of 2013 are reported on the Summary Compensation Table.  Information on the performance metrics applicable to these awards under our annual cash incentive plan is included in the “Annual Cash Incentive Awards” section of the Compensation Discussion and Analysis.

2
Equity Incentive Plan Awards reflects the share-settled performance share units ("PSU") granted to Messrs. Klosk, Cavanagh and Sargen on October 24, 2012.  Details of the performance criteria are included in the “Long Term Incentive Awards” section of the Compensation Discussion and Analysis.

3	Option exercise price is calculated as an average of the high and low trading price on the date that the option is awarded.

4
Represents grant date value of stock awards and closing price of shares underlying option grants.  The company determines option exercise price using the average of the high and low trading price of the Company's Common Stock on the date the option is awarded.

5
Amounts reflect the aggregate grant date fair value of the awards computed in accordance with FASB Topic 718.  For 2012, amounts shown for Messrs. Klosk, Cavanagh and Sargen include the grant date fair value of PSUs, which each executive has the opportunity to earn based on the Company achieving the Target, or 50th percentile, performance level for revenue growth and EBITDA growth over a three-year period as measured against a peer group.  The value of Mr. Klosk's, Mr. Cavanagh's and Mr. Sargen's PSU awards represents the grant date value at the Target level of 40,000, 20,000 and 15,000 shares, respectively.  The Long Term Incentive Awards section within the Compensation Discussion and Analysis section of this document includes further explanation of PSUs and refers to the number of shares that can be earned at different levels of performance.  Stock option awards values are calculated using the Black-Scholes value used to calculate compensation expense.  The assumptions for the valuation are set forth in Note 15 of the Company's financial statements included in the Form 10-K filed with the SEC on February 7, 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses information regarding stock options, stock that has not vested and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2012.

	Option Awards					Stock Awards
		Number of Shares Underlying unexercised Options (#)				Number of Shares or Units of	Market Value of Shares or Units of	Equity Incentive Plan Awards: Number of Unearned Shares, Units,	Equity Incentive Plan Awards: Market Value of Unearned
Name	Grant Date	Exercisable	Unexercisable1	Option Exercise Price2	Option Expiration Date	Stock That Have Not Vested3	Stock That Have Not Vested4	or Other Rights That Have Not Vested 5	Shares, Units, or Other Rights That Have Not Vested5
Steven M. Klosk	07/27/06	8,500		$7.3900	07/27/13
	07/26/07	10,000		$13.7500	07/26/14
	05/14/08	150,000		$5.6050	05/14/15
	02/01/10					9,958	$113,322
	04/21/10	75,000	75,000	$4.3800	04/21/17
	10/18/11	25,000	75,000	$5.7200	10/18/18			50,000	$569,000
	10/24/12		80,000	$12.4600	10/24/19			40,000	$455,200
Shawn P. Cavanagh	01/27/11	18,751	56,249	$5.1150	01/27/18
	04/27/11							25,000	$284,500
	10/18/11	8,750	26,250	$5.7200	10/18/18			30,000	$341,400
	10/24/12		40,000	$12.4600	10/24/19			20,000	$227,600
Gregory P. Sargen	07/27/06	2,500		$7.3900	07/27/13
	07/26/07	8,500		$13.7500	07/26/14
	04/23/08	100,000		$5.5100	04/23/15
	02/01/10					7,561	$86,044
	04/21/10	25,000	25,000	$4.3800	04/21/17			29,294	$333,366
	10/18/11	6,250	18,750	$5.7200	10/18/18			25,000	$284,500
	10/24/12		30,000	$12.4600	10/24/19			15,000	$170,700
Aldo Magnini	07/26/07	6,000		$13.7500	07/26/14
	10/28/09	18,750	6,250	$6.1600	10/28/16
	02/01/10					5,399	$61,441
	10/18/11	5,000	15,000	$5.7200	10/18/18
	10/24/12		15,000	$12.4600	10/24/19
Paolo Russolo	07/27/06	8,500		$7.3900	07/27/13
	07/26/07	8,500		$13.7500	07/26/14
	10/27/08	50,000		$4.3950	10/27/15
	10/28/09	26,250	8,750	$6.1600	10/28/16
	02/01/10					6,529	$74,300

1	All stock options vest in four equal annual installments beginning on the first anniversary of the grant date (i.e., 25% per year).

2	The exercise price of option awards is calculated as an average of the high and low trading price of the Company's Common Stock on the date that the Compensation Committee approved the grant.

3
RSUs granted in February 2010, as part of the 2009 annual incentive award, become fully vested and unrestricted on February 1, 2013.  RSUs vest in three equal annual installments beginning on the first anniversary of the grant date.

4	The market price of unvested restricted stock units is calculated using the closing price of the Company's Common Stock on December 31, 2012 ($11.38).

5
Market value, and the number of shares in the preceding column, assumes achievement of the Median performance criteria applicable to the performance share units.  The value is determined using the closing price of the Company's Common Stock on December 31, 2012 ($11.38).  For the cash-settled PSUs granted on April 21, 2010, Mr. Sargen can receive a Maximum award of the cash value of up to 58,588 shares dependent on the Company's level of revenue and EBITDA growth over a three year period beginning April 1, 2010, as compared to an index of peer companies.  If performance is at the Median of the peer group, Mr. Sargen will receive the cash value of 29,294 shares.  If performance is below the Minimum threshold, there will be no award.  For the cash-settled PSUs granted on April 27, 2011, Mr. Cavanagh can receive a Maximum award of the cash value of up to 50,000 shares dependent on the Company's level of revenue and EBITDA growth over a three year period beginning April 1, 2011, as compared to an index of peer companies.  If performance is at the Median of the peer group, Mr. Cavanagh will receive the cash value of 25,000 shares.  If performance is below the Minimum threshold, there will be no award.  For the cash-settled PSUs granted on October 18, 2011, Messrs. Klosk, Cavanagh and Sargen can receive a Maximum award of the cash value of up to 100,000, 60,000 and 50,000 shares respectively, dependent on the Company's level of revenue and EBITDA growth over a three year period beginning October 1, 2011, as compared to an index of peer companies.  If performance is at the Median of the peer group, Messrs. Klosk, Cavanagh and Sargen will receive the cash value of 50,000, 30,000 and 25,000 shares respectively.  If performance is below the Minimum threshold, there will be no award.  For the share-settled PSUs granted on October 24, 2012, Messrs. Klosk, Cavanagh and Sargen can receive a Maximum award of up to 80,000, 40,000 and 30,000 respectively, dependent on the Company's level of revenue and EBITDA growth over a three year period beginning October 1, 2012, as compared to an index of peer companies.  If performance is at the Median of the peer group, Messrs. Klosk, Cavanagh and Sargen will receive 40,000, 20,000 and 15,000 shares respectively.  If performance is below the Minimum threshold, there will be no award. The Long Term Incentive Awards section within the Compensation Discussion and Analysis section of this document includes further explanation of PSUs and refers to the number of units that can be earned at the 75th percentile level, the Maximum, while amounts reflected above are at the 50th percentile, or Median level of performance.

Option Exercises and Stock Vested

The following table discloses each exercise of stock options, and each vesting of time-vesting restricted stock units (which the Company granted in February 2010 and which vest in three equal installments on each of the first three anniversaries of grant date) and, for Mr. Klosk, PSUs during fiscal year 2012 for each Named Executive Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)1	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)2
Steven M. Klosk 3	-	$-	64,958	$733,311
Shawn P. Cavanagh	-	$-	-	$-
Gregory P. Sargen	-	$-	7,561	$61,093
Aldo Magnini	28,750	$143,013	5,399	$43,624
Paolo Russolo	-	$-	6,529	$52,754

1	Value based upon the market value of underlying securities at exercise less the exercise price.

2	Value estimates are based on the closing stock price of shares of the Company’s Common Stock on the date each award vested.

3	For Mr. Klosk, Stock Awards includes 55,000 cash-settled PSUs that vested on September 30, 2012. Value is based on the fair value of the Company's Common Stock on the vesting date.

Pension Benefits

The following table shows the pension benefits of the Named Executive Officers.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)1	Payments During Last Fiscal Year ($)2
Steven M. Klosk	The Qualified Plan	15	$336,194	$-
	SERP	15	$322,205	$55,566
Shawn P. Cavanagh 3	The Qualified Plan	8	$118,887	$-
	SERP	-	$-	$-
Gregory P. Sargen 4	The Qualified Plan	-	$-	$-
	SERP	-	$-	$-
Aldo Magnini 4	The Qualified Plan	-	$-	$-
	SERP	-	$-	$-
Paolo Russolo 4	The Qualified Plan	-	$-	$-
SERP

1
Accrued benefit payments for The Qualified Plan are in the form of a single life annuity as of age 65 (Normal Retirement).  Assumptions used to calculate Present Value: 3.90% discount rate and RP 2000 static PPA mortality table as prescribed by the IRS.

2	In accordance with the terms of the SERP, Mr. Klosk received the fourth of 10 equal annual installments of his entire account balance under the SERP in January 2012.

3	Mr. Cavanagh participates in The Qualified Plan, but does not have a future or current benefit in the SERP.

4	Messrs. Sargen, Magnini and Russolo do not participate in The Qualified Plan or the SERP.

Qualified Plan: Normal retirement age occurs upon the later of the participant reaching age 65 or the fifth anniversary of the date on which a participant commences participation in the plan.  The annual benefit is equal to 1% of the participant’s annual pay during each year of participation plus 0.6% of the amount of the participant’s annual pay above the Social Security wage base for each year.  For this purpose, Social Security covered compensation is the 35-year average of the Social Security wage base ending with the year in which the participant reaches age 65.  A participant’s total benefit under the Qualified Plan is equal to the sum of his or her annual benefit for each year of service, subject to the limitations imposed by the Code.  Early retirement is permitted upon the participant’s attainment of at least age 55 and 10 years of eligible service, but, if the participant elects early retirement, the benefit under the Qualified Plan is reduced by 6% for each year the retiree is below age 65.  Benefits under this plan were frozen as of August 2007.

SERP: The benefit formula under the SERP is the same as the formula under the Qualified Plan but applies only to amounts of compensation received in excess of the amount that can be taken into consideration for purposes of the Qualified Plan under the Code.  In July 2008, the Compensation Committee amended the SERP effective January 1, 2009, to pay out accrued pension values immediately if the lump sum value was under $10,000 or, if the value was over $10,000, in 10 equal actuarially equivalent installments, beginning in January 2009.

Non-Qualified Deferred Compensation

The following table shows the Non-Qualified Deferred Compensation amounts earned by the Named Executive Officers during fiscal year 2012.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Steven M. Klosk	$-	$-	$257,582	$-	$1,165,222

Shawn P. Cavanagh	$-	$-	$-	$-	$-

Gregory P. Sargen	$-	$-	$-	$-	$-

Aldo Magnini	$-	$-	$-	$-	$-

Paolo Russolo	$-	$-	$-	$-	$-

The Board indefinitely suspended deferrals under the Deferred Plan in December 2011.  Prior to that time, under the Deferred Plan, officers and key employees could elect to defer all or any portion of their pre-tax annual bonus and/or annual base salary in excess of an amount equal to the Social Security wage base plus $10,000.  The deferred amount is notionally invested, at the direction of the participant, among investment options that are substantially similar to those offered under the Savings Plan.  Mr. Klosk is the only Named Executive Officer who has a balance under the Deferred Plan due to deferrals prior to 2012.  A participant’s account balance becomes distributable in January of the year following the year in which the participant’s employment terminates and in a single lump sum upon a change of control.

Potential Payments Upon Termination or Change of Control

Severance Arrangements

Pursuant to a letter agreement entered into in connection with the commencement of his employment, in the event that Mr. Sargen’s employment is terminated involuntarily other than for Cause, or if he should voluntarily terminate his employment for Good Reason, he will be entitled to receive severance payments equal to his monthly base salary plus continuation of medical benefits for a period of up to nine months or until he secures other comparable employment, whichever occurs sooner.

Pursuant to a letter agreement entered into in connection with the commencement of his employment, in the event that Mr. Cavanagh’s employment is terminated involuntarily other than for Cause, he will be entitled to receive severance payments equal to his monthly base salary for a period of up to twelve months or until he secures other comparable employment, whichever occurs sooner.

For the purposes of these letter agreements, Cause is defined as misconduct, fraud, gross negligence or insubordination.  Good Reason is defined as (i) relocation of the principal place at which the Named Executive Officer’s job duties are to be performed to a location more than thirty-five miles (or, for Mr. Cavanagh, 50 miles) from the current headquarters in East Rutherford, New Jersey, or (ii) a substantial reduction in responsibilities, authorities or functions from those which were assigned on date of hire, or (iii)  a substantial reduction in base salary or benefits which is not part of a general reduction of substantially all of the like officers’ compensation.

Change of Control Agreements

The Company entered into employment agreements with Messrs. Sargen and Russolo in February 2007 and with Mr. Cavanagh in January 2011. These employment agreements were entered into in order to preserve management stability in the event of a threatened or actual change of control of the Company.

These employment agreements become effective upon a “change of control” of the Company (the “Effective Date”).  For this purpose, “change of control” is defined as: (i) the acquisition by one person or a group of persons of 15% or more of the Company’s outstanding Common Stock or combined voting power; (ii) a change in a majority of the incumbent Board unless approved by the incumbent Board; (iii) approval by the stockholders of a transaction which results in the stockholders of the Company immediately before the transaction not owning at least 50% of the Company’s Common Stock following the transaction, or a liquidation or dissolution of the Company; (iv) the sale of all or substantially all of the assets of the Company; or (v) any other event or series of events determined by the Board to constitute a change of control.

Following a change of control, the Company has agreed to employ each covered employee for a period of two years from the Effective Date (the “Employment Period”) in a commensurate position at a location not more than 35 miles (or, for Mr. Cavanagh, 50 miles) from the location at the time of the change of control at a monthly base salary equivalent to the employee’s highest monthly base salary in the 12 months preceding the change of control.  Each covered employee would be eligible to receive an annual bonus on the same basis as any bonus paid in the fiscal year immediately preceding the change of control.  During the Employment Period, the employee may be terminated for “cause,” which is defined as: (i) personal dishonesty or breach of fiduciary duty involving personal profit; (ii) the commission of a criminal act related to the performance of duties, or the disclosure of confidential information of the Company to a competitor, potential competitor or third party whose interests are adverse to those of the Company; (iii) habitual intoxication by alcohol or drugs during working hours; or (iv) conviction of a felony.

During the Employment Period, a covered employee may terminate his employment for “good reason,” which is defined as: (i) an office relocation of more than 35 miles (or for Mr. Cavanagh 50 miles); (ii) a substantial reduction in base salary, benefits or perquisites; (iii) a substantial reduction in the responsibilities, authorities or functions of the covered employee from those he had during the 90-day period preceding the Effective Date; (iv) a substantial change in the work conditions of the covered employee from such conditions during the 90-day period preceding the Effective Date; or (v) failure to require a successor to assume the Company’s obligations under the agreement.  In addition, under Mr. Sargen’s agreement, any voluntary termination of Mr. Sargen’s employment by him during the 30-day period immediately following the first anniversary of the Effective Date is deemed to be “good reason.”

If a covered employee’s employment is terminated other than for death, disability or cause, or if a covered employee terminates his employment for good reason, the Company must pay to the employee a lump sum in cash within 30 days of the covered employee’s date of termination of the following amount: (i) to the extent not theretofore paid, the covered employee’s base salary, which shall be deemed to equal the higher of the rate in effect on the date of termination or the highest rate in effect during the 90-day period preceding the Effective Date (the “Highest Base Salary”), through termination date; (ii) the product of the highest annual bonus earned by the covered employee during the two fiscal years immediately preceding the date of termination, and a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is three hundred sixty-five (365); (iii) the product of a fraction, the numerator of which is twenty-four minus the number of whole months the covered employee has been employed following the first anniversary of the Effective Date and the denominator of which is twelve, multiplied by the employee’s Highest Base Salary; (iv) the product of a fraction, the numerator of which is twenty-four less the number of months the covered employee has been employed following the first anniversary of the Effective Date and the denominator of which is twelve, multiplied by the highest annual bonus earned by the employee during the prior two years (or, until an annual bonus has been earned, his target bonus); and (v) all previously deferred compensation plus any interest thereon and any accrued but unused vacation.  In addition, following a qualifying termination, the Company will continue all benefits to the affected covered employee and his family for the balance of the Employment Period (or for such longer period as an applicable plan, program, practice or policy may provide), and all outstanding equity awards will vest and become exercisable upon such termination.

The employment agreements also contain non-competition and non-disclosure of confidential information restrictions.  Further, with respect to Mr. Sargen, the change of control employment agreement also provides for a gross-up of any taxes due under section 4999 of the Code.  In the event that any lump sum cash payment payable to Mr. Sargen is required to be deferred in order to avoid adverse consequences under section 409A of the Code, such payments will accrue interest at the rate of prime plus 1%.

Equity Incentive Awards

Equity-based incentive awards granted to our Named Executive Officers will vest in whole (in the case of stock options) or in part (in the case of PSUs) upon a change of control, as described in the notes to the tables below.  Additionally, as reflected in the tables below, equity awards may vest upon a termination of a Named Executive Officer’s employment under specified circumstances.

Estimated Payments Upon Termination or Change of Control
On December 31, 2012

All estimates below assume a qualifying termination and/or change of control on December 31, 2013, the last day of our 2013 fiscal year.

Steven M. Klosk1

Payments & Benefits	Involuntary Termination Not for Cause	Voluntary Termination For Good Reason	Termination for Cause	Termination Upon Death	Termination Upon Disability	Retirement	Termination After Change of Control

Stock Options 2	$-	$-	$-	$-	$-	$-	$543,793
PSU Awards 3	$870,601	$-	$-	$-	$-	$-	$870,601
Nonqualified Deferred Compensation 4	$1,165,222	$1,165,222	$1,165,222	$1,165,222	$1,165,222	$1,165,222	$1,165,222
Total	$2,035,825	$1,165,222	$1,165,222	$1,165,222	$1,165,222	$1,165,222	$2,579,618

1	In May of 2008, Mr. Klosk entered into an agreement with Cambrex to retire his Change of Control Agreement. Mr. Klosk is no longer covered by any employment agreement or change of control agreement.

2	The present value of the unvested portion of stock options is calculated using the closing price of the Company's Common Stock on December 31, 2012 ($11.38).

3
If Mr. Klosk’s employment is terminated other than for cause (as defined in the PSU award), the vesting of Mr. Klosk’s PSUs would accelerate, and he would be entitled to a pro-rated payment based on the portion of the number of days that have elapsed during the performance period.  The amount of this payment is calculated based on the amount of shares expected to vest of 80,000 shares for the October 18, 2011 grant, and 40,000 shares for the October 24, 2012 grant, at the closing price of the Company's Common Stock on December 31, 2012 ($11.38).

4	Amount reflects nonqualified deferred compensation balance as of December 31, 2012.

Shawn P. Cavanagh

Payments & Benefits	Involuntary Termination Not for Cause	Termination After Change of Control 1

Cash Severance	$412,500	$1,477,809
PSU Awards 2	$972,182	$-
Total	1,384,682	$1,477,809

1
Mr. Cavanagh's employment agreement provides that payments payable under the agreement or otherwise will be reduced to the extent necessary to avoid the imposition of excise under Section 4999 of the Code.

2
If Mr. Cavanagh's employment is terminated other than for cause (as defined in the PSU award), the vesting of Mr. Cavanagh's PSUs would accelerate, and he would be entitled to a pro-rated payment based on the portion of the number of days that have elapsed during the performance period.  The amount of this payment is calculated based on the number of shares expected to vest of 45,000 for the April 27, 2011 grant, 48,000 for the October 18, 2011 grant, and 20,000 for the October 24, 2012 grant, at the closing price of the Company's Common Stock on December 31, 2012 ($11.38).

Gregory P. Sargen1

Payments & Benefits	Involuntary Termination Not for Cause	Voluntary Termination For Good Reason	Termination After Change of Control

Cash Severance	$300,000	$300,000	$2,400,000
Pro Rata Bonus	$-	$-	$800,000
Stock Options 2	$-	$-	$157,804
PSU Awards 3	$411,670	$-	$411,670
Health Care Benefits	$13,698	$13,698	$31,128
Savings Plan Benefits	$-	$-	$22,950
Life Insurance Proceeds/Disability Benefits	$-	$-	$2,605
Tax Gross-Up 4	$-	$-	$1,683,846
Total	725,369	313,698	$5,510,004

1	Estimates assume that Mr. Sargen's employment is terminated on December 31, 2013, and that he is entitled to a 12 month pro rata bonus, which otherwise would not be earned until paid.

2	The present value of the unvested portion of stock options is calculated using the closing price of the Company's Common Stock on December 31, 2012 ($11.38).

3
If Mr. Sargen's employment is terminated other than for cause (as defined in the PSU award), the vesting of Mr. Sargen's PSUs would accelerate, and he would be entitled to a pro-rated payment based on the portion of the number of days that have elapsed during the performance period.  The amount of this payment is calculated based on the number of shares expected to vest of 40,000 for the October 18, 2011 grant, and 15,000 for the October 24, 2012 grant, at the closing price of the Company's Common Stock on December 31, 2012 ($11.38).

4	The amount shown as the value of the tax gross-up does not reflect any reduction for the value (if any) of the covenant not to compete contained in Mr. Sargen's employment agreement.

Aldo Magnini

Payments & Benefits	Involuntary Termination Not for Cause	Termination After Change of Control

Cash Severance 1	$672,894	$-
Stock Options 2	$-	$56,305
Total	$672,894	$56,305

1	For purposes of computing base salary the December 31, 2012 exchange rate of 1.3194 dollars per euro was used.

2	The present value of the unvested portion of stock options is calculated using the closing price of the Company's Common Stock on December 31, 2012 ($11.38).

Paolo Russolo 1

Payments & Benefits	Involuntary Termination Not for Cause	Termination After Change of Control

Cash Severance 2	$343,044	$2,058,264
Pro Rata Bonus 2	$-	$686,088
Health Care Benefits	$-	$14,424
Other Perquisites 3	$-	$51,691
Total	$343,044	$2,810,468

1	Estimates assume that Mr. Russolo's employment is terminated on December 31, 2013, and that he is entitled to a 12-month pro rata bonus, which otherwise would not be earned util paid.

2	For purposes of computing base salary and non-equity incentive awards the December 31, 2012 exchange rate of 1.3194 dollars per euro was used.

3	Amount reflects the value for 24 months of automobile benefits.

DIRECTOR COMPENSATION

		Stock	All Other
	Fees Earned or	Awards	Compensation
Name	Paid in Cash($)	($)	($)	Total ($)
Rosina B. Dixon	$58,500	$40,000	-	$98,500
Kathryn R. Harrigan	$51,000	$40,000	-	$91,000
Leon J. Hendrix, Jr.	$62,500	$40,000	-	$102,500
Ilan Kaufthal	$54,000	$40,000	-	$94,000
William B. Korb	$58,000	$40,000	-	$98,000
John R. Miller	$200,000	$40,000	-	$240,000
Peter G.Tombros	$64,500	$40,000	-	$104,500
Shlomo Yanai	$15,707(1)	$16,328(1)	-	$32,065

(1)
Prorated portion of his $170,000 annual cash compensation and annual equity award to reflect appointment to the Board of Directors on November 28, 2012 and service through the date of the 2013 annual meeting of the Company’s shareholders.

The Company’s non-employee director compensation program is as follows, and such directors were paid accordingly in fiscal year 2012.  The compensation for non-employee directors consisted of an annual retainer of $30,000, and the Chair of the Audit Committee received a further annual retainer of $6,000 and the Chairpersons of the Compensation, Governance and Regulatory Affairs Committees each received a further annual retainer of $2,000.  In addition, each non-employee director of the Company except the Non-Executive Chairman received (i) $1,000 for each telephonic Board and Committee meeting that he or she attended, except that the Chairpersons of the Compensation, Audit, Regulatory Affairs and Governance Committees each received $1,500 for each telephonic Committee meeting that he or she chaired and (ii) $1,500 for each in-person Board and Committee meeting he or she attended, except that the Chairpersons of the Compensation, Audit, Regulatory Affairs and Governance Committees each received $2,000 for each in-person Committee meeting he or she chaired.  Directors also receive reimbursement for expenses incurred in connection with meeting attendance.  Employees of the Company who are also directors did not receive any separate fees for acting as directors.

Mr. Miller, our Non-Executive Chairman of the Board received $200,000 in cash compensation for 2012 for his service in that capacity.  In November 2012, Shlomo Yanai was appointed to the Board of Directors as the Non-Executive Vice Chairman of the Board.  As Vice Chairman, Mr. Yanai will receive $170,000 per year in cash compensation and, accordingly, Mr. Yanai, as Vice Chairman of the Board received $15,707, an amount prorated from $170,000 to reflect his appointment in November 2012.  Neither Mr. Miller nor Mr. Yanai will receive any separate Board or Committee meeting cash fees.

Members of the Board also participate in the Directors’ Equity Program whereby on the first business day following the annual meeting of the Company’s shareholders, each non-employee director receives an annual award of such number of restricted stock units (in 2012, under the 2012 Equity Incentive Plan for Non-Employee Directors) equivalent in value to $40,000 (determined by dividing $40,000 by the average of the highest and lowest trading prices of the Company’s stock as reported on the NYSE on the date of the award).  Such restricted stock units do not vest until the date that is six months following the date of grant.  Mr. Yanai, upon his appointment to the Board, received a pro-rated grant of restricted stock units under the 2012 Equity Incentive Plan for Non-Employee Directors.

The amount of cash retainer, meeting fees, Chair fees and RSU awards for each non-employee Board member earned during fiscal year 2012 are summarized in the table above.

In 2012, the Governance Committee of the Board collected data comparing Cambrex Board compensation to other comparable companies.  Based on such review, the Committee concluded that the Board compensation was below median, especially with respect to equity compensation.  The Committee thus recommended to the Board, and the Board approved, a  $40,000 increase in equity compensation for 2013.

Prior to December 2012, under the Non-Employee Directors’ Deferred Compensation Plan (the “Directors’ Deferred Plan”), each non-employee director could elect to defer some or all of his or her cash remuneration for any fiscal year, which was accounted for in an unfunded bookkeeping account.  Upon the director ceasing to be a director for any reason, the balance of such director’s deferred account becomes payable in accordance with the director’s election made pursuant to the Directors’ Deferred Plan.  In December of 2011, the Company elected to terminate the Directors’ Deferred Plan.  Amounts credited in the Directors’ deferred accounts under the Directors’ Deferred Plan prior to December 2011 were distributed in December 2012.

Director Stock Ownership Guidelines

Under the Company’s stock ownership policy for directors, directors are expected to acquire and hold Company stock equal in value to at least three times the annual retainer for directors, by the later of January 27, 2014, or three years from a director’s election to the Board.  The Company believes that this ownership policy further aligns director and stockholder interests and thereby promotes the objective of increasing stockholder value.

PROPOSAL NO. 2
ADVISORY NON-BINDING VOTE ON THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS

Shareholders have an opportunity to cast an advisory non-binding vote on the compensation paid to our Named Executive Officers, as disclosed in this Proxy Statement.  This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to either to approve, reject or abstain from voting with respect to such compensation.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objectives of our executive compensation program are to (i) attract and retain qualified executives with the requisite skills and abilities to enable us to achieve our corporate goals, and (ii) align the interests of executives with those of shareholders by rewarding executives for the Company’s achievement of its goals and increased shareholder value.  While we believe that the Compensation Committee is in the best position to determine whether the Company’s executive compensation program is appropriately tailored to meet these objectives, we appreciate and value our shareholders’ views.  Your advisory non-binding vote will serve as an additional tool for the Compensation Committee in assessing the Company’s executive compensation program.

The Board recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s 2013 Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any Named Executive Officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; it will not create or imply any change to the fiduciary duties of, or create or imply any additional fiduciary duties for, the Company, the Board or the Compensation Committee; and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.  Consistent with our commitment to high standards of corporate governance, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our Named Executive Officers.

This advisory non-binding proposal requires the affirmative vote of holders of a majority of the votes cast at the meeting.  Abstentions and broker non-votes will have no effect on this vote.

The Board recommends a vote “FOR” approval on an advisory non-binding basis of the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL NO. 3
APPROVAL OF THE 2009 LONG-TERM INCENTIVE PLAN,
AS AMENDED AND RESTATED

The Board believes it is in the Company’s best interest to encourage stock ownership by the Company’s employees and other service providers.  The Company’s 2009 Long Term Incentive Plan, which is referred to herein as the “Incentive Plan ”provides for the award of equity-based (as well as non-equity based) long-term incentive compensation awards to the Company’s employees, officers, directors, consultants or other personal service providers.

The Incentive Plan was initially approved by the Company’s stockholders on April 23, 2009 and amended and restated as of April 28, 2011. The Incentive Plan has recently been amended and restated again by the Board, and in connection with that amendment and restatement the Company seeks stockholder approval of the material terms summarized below:

•
Increase in Share Limits. The number of shares that remain available for issuance under the Incentive Plan after giving effect to all grants through [________] is [________].  At current and projected rates of utilization, without an increase, there will be insufficient shares available to meet the Company’s needs with respect to awards expected to be made in the near term.  In light of the importance of the share-based incentive compensation opportunities facilitated by the Incentive Plan, and in order for the Company to have a sufficient number of shares available for future grants, the proposed amendment and restatement of the Incentive Plan would increase the aggregate number of shares of the Common Stock issuable to participants under the Incentive Plan by 1,500,000, to a total of 3,500,000.  The amendment and restatement of the Incentive Plan would also increase the aggregate number of shares that can be issued under full-value awards (e.g., restricted stock, restricted stock units and stock awards) by 450,000, to a total of 1,050,000.

•
Approval of Terms for 162(m) Purposes.  The Company also seeks stockholder approval of the material terms of the performance goals under the Incentive Plan for purposes of the performance-based compensation exception to the $1,000,000 deduction limitation under Section 162(m) of the Internal Revenue Code (referred to herein as the “Code”):  the eligibility provisions of the Plan as described below under the heading “Eligibility,” the performance goals described below under the heading “Performance Awards,” and the per-individual annual award caps described below under “Stock Options,” “Stock Appreciation Rights,” “Restricted Stock Awards,” “Restricted Unit Awards,” “Stock Awards” and “Performance Awards.”

The following is a summary of the terms of the Incentive Plan.  This summary is qualified by reference to the full text of the Incentive Plan, as amended and restated by the Board, which is attached hereto as Exhibit 1. In the event that stockholder approval is not obtained, the amended and restated Incentive Plan would continue in effect but without the increase in available shares and share limits summarized above and without the ability to grant awards (other than stock options and stock appreciation rights) under the Plan that qualify for the performance-based compensation exception under Section 162(m) of the Code for the full five-year period following the date of the annual meeting of shareholders.

Description of the Incentive Plan

Purpose. The purpose of the Incentive Plan is to further align the interests of the Company’s employees, officers, directors, consultants, advisors and other personal service providers with those of the stockholders by providing incentive compensation opportunities tied to the performance of Common Stock and by promoting increased ownership of Common Stock by such individuals. The Incentive Plan is also intended to advance the Company’s interests and those of the Company’s stockholders by helping to attract, retain and motivate personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

Reservation of Shares. Subject to stockholder approval at the 2013 Annual Meeting, and subject to adjustments as described below, the maximum aggregate number of shares of Common Stock that may be issued pursuant to awards granted under the Incentive Plan will be 3,500,000 (inclusive of shares subject to outstanding awards).  However, no more than 1,050,000 shares of Common Stock shall be issued during the term of the Incentive Plan pursuant to restricted stock awards, restricted stock units, performance awards and stock awards, in the aggregate.  Any shares of Common Stock delivered under the Incentive Plan shall consist of authorized and unissued shares, or treasury shares. To the extent that an award is canceled, expired, forfeited, surrendered, settled in cash or otherwise terminated without delivery of the shares to the participant, in whole or in part, the shares of Common Stock retained by or returned to the Company will not be deemed to have been delivered under the Incentive Plan, and will be available for future awards under the Incentive Plan.  Shares that are withheld from an award or separately surrendered by the participant in payment of the exercise or purchase price or taxes relating to such an award or not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right shall be deemed to constitute delivered shares and will not be available for future awards under the Incentive Plan.

In the event of a stock dividend, stock split, or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, the Compensation Committee will make appropriate adjustments to the maximum number of shares of Common Stock that may be delivered under the Incentive Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards and any other provision of awards affected by such change.  The Compensation Committee may also make adjustments of the type described in the immediately preceding sentence to take into account distributions to stockholders other than those provided for in the preceding sentence, or any other event, if the Compensation Committee determines that adjustments are appropriate to avoid distortion in the operation of the Incentive Plan.

As of December 31, 2012, the aggregate number of shares of Common Stock that remained available under all equity compensation plans of the Company was 439,608, consisting of  83,030  shares under the Incentive Plan (excluding the additional shares that are the subject of this proposal) and 356,578 shares under the 2012 Equity Incentive Plan for Non-Employee Directors. The weighted average remaining term of exercise for stock options that were outstanding as of December 31, 2012, under all equity compensation plans of the Company was 4.36 years.

Administration. The Incentive Plan is administered by the Compensation Committee, which is comprised of at least two members of the Board who are appointed by the Board to administer the Incentive Plan. The Compensation Committee shall, to the extent deemed necessary by the Board, be constituted so each committee member will satisfy the requirements for (i) an “independent director” as defined by the New York Stock Exchange, (ii) a “non–employee director” for purposes of Rule 16b–3 under the Securities Exchange Act of 1934 and (iii) an “outside director” under Section 162(m) of the Code. Subject to the limitations set forth in the Incentive Plan, the Compensation Committee has the authority to, among other powers, determine the persons to whom awards are to be granted, prescribe the restrictions, terms and conditions of all awards, interpret the Incentive Plan and the terms of awards, adopt rules for the administration, interpretation and application of the Incentive Plan.

Eligibility. Awards under the Incentive Plan may be granted to any employees, directors, consultants or other personal service providers of the Company.

Stock Options. Stock options granted under the Incentive Plan may be issued as either incentive stock options, within the meaning of Section 422 of the Code, or as nonqualified stock options. The exercise price of an option will be not less than 100% of the fair market value of a share of Common Stock on the date of the grant of the option, or such higher amount as determined by the Compensation Committee. The Compensation Committee will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Compensation Committee. The maximum term of an option will be ten years from the date of grant, though may be shorter in certain cases. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be covered under options granted under the Incentive Plan to any participant in any calendar year is 1,000,000 shares of Common Stock.  Without the prior approval of the Company’s stockholders, the Incentive Plan prohibits the “repricing” of stock options.

Stock Appreciation Rights. A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant, upon settlement or exercise, to receive a payment based on the excess of the fair market value of a share of Common Stock on the date of settlement or exercise over the base price of the right, multiplied by the number of shares of Common Stock as to which the right is being settled or exercised. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. The base price of a stock appreciation right may not be less than the fair market value of a share of Common Stock on the date of grant. The Compensation Committee will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Compensation Committee. The maximum term of a stock appreciation right will be ten years from the date of grant. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be subject to stock appreciation rights granted under the Incentive Plan to any participant during any calendar year is 1,000,000 shares of Common Stock. Stock appreciation rights may be payable in cash or in shares of Common Stock or in a combination of both. Without the prior approval of the Company’s stockholders, the Incentive Plan prohibits the “repricing” of stock appreciation rights.

Restricted Stock Awards. A restricted stock award represents shares of Common Stock that are issued subject to restrictions on transfer and vesting requirements. The vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Compensation Committee, and vesting may be accelerated in certain circumstances such as a change in control, as determined by the Compensation Committee. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the rights of a Company stockholder, including all voting and dividend rights, during the restriction period. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be subject to restricted stock awards granted under the Incentive Plan to any participant during any calendar year is 600,000 shares of Common Stock.

Restricted Stock Units. An award of restricted stock units provides the participant the right to receive a payment based on the value of a share of Common Stock. Restricted stock units may be subject to vesting requirements, restrictions and conditions to payment. Such requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Compensation Committee, and may be accelerated in certain circumstances such as a change in control, as determined by the Compensation Committee. A restricted stock unit award shall become payable to a participant at the time or times determined by the Compensation Committee and set forth in the award agreement, which may be upon or following the vesting of the award. Restricted stock unit awards are payable in cash or in shares of Common Stock or in a combination of both. Restricted stock units may also be granted together with related dividend equivalent rights. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be subject to stock units granted under the Incentive Plan to any participant during any calendar year is 600,000 shares of Common Stock.

Stock Awards. A stock award represents shares of Common Stock that are issued free of restrictions on transfer and free of forfeiture conditions and to which the participant is entitled all incidents of ownership. A stock award may be granted for past services, in lieu of bonus or other cash compensation, directors’ fees or for any other valid purpose as determined by the Compensation Committee. The Compensation Committee will determine the terms and conditions of stock awards, and such stock awards may be made without vesting requirements. Upon the issuance of shares of Common Stock under a stock award, the participant shall have all rights of a stockholder with respect to such shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions on the shares. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be subject to stock awards granted under the Incentive Plan to any participant during any calendar year is 200,000 shares of Common Stock.

Performance Awards. A performance award is denominated in a cash amount (rather than in shares) and is payable based on the attainment of specified levels of attainment of performance goals established by the Compensation Committee, including, if applicable, specified threshold, target and maximum performance levels. The requirements for vesting may be also based upon the continued service of the participant during the performance period, and vesting may be accelerated in certain circumstances such as a change in control, as determined by the Compensation Committee. The Incentive Plan provides that if the Compensation Committee discovers that any prior determination as to the achievement of a performance goal was incorrect, then any affected portion of the performance-based award will be forfeited. The maximum amount of cash compensation that may be paid to a participant during any one calendar year under all performance awards is $3,000,000.

For purposes of performance awards, as well as for any other awards under the Incentive Plan that may be established with performance-based vesting requirements, the Compensation Committee may set performance goals based upon the achievement of Company-wide, departmental, or individual goals, or any other basis determined by the Committee in its discretion.  As determined by the Compensation Committee, in the case of any performance award or other performance-based award intended to qualify for the performance-based compensation exception under Section 162(m) of the Code and the regulations thereunder, the performance goals applicable to an award will provide for a targeted level or levels of achievement using one or more of the following measures (measured either absolutely or by reference to an index or indices or the performance of one or more companies and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (1) net earnings; (2) earnings per share; (3) net debt; (4) sales growth; (5) revenue;  (6) net income; (7) operating profit (including, but not limited to, net operating profit); (8) return measures (including, but not limited to, return on assets, capital, equity or sales); (9) cash flow (including, but not limited to, operating cash flow and free cash flow); (10) earnings (including, but not limited to, earnings before or after taxes, interest, depreciation and/or amortization); (11) share price (including, but not limited to growth measures and total shareholder return); (12) expense targets; (13) customer satisfaction; (14) market share; (15) economic value added; (16) working capital; (17) the formation of joint ventures or the completion of other corporate transactions; (18) new product introduction and/or revenue related to new product introduction or (19) any combination of or a specified increase in any of the foregoing.   The Compensation Committee, in its discretion, may reduce or eliminate but not increase the amount payable to any participant with respect to an award that is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code.  The Compensation Committee may also make automatic adjustments to awards that are intended to so qualify based on pre-established nondiscretionary factors.

For purposes of qualifying grants of performance awards as well as other awards under the Incentive Plan intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will make such determinations with respect to a performance award or such other award as required by Section 162(m) of the Code within ninety (90) days after the beginning of the performance period (or such other time period as is required under Section 162(m) of the Code).  If the Incentive Plan is approved by the Company’s stockholders, the Compensation Committee will be able to grant awards of the type described above that will be exempt from the deduction limits of Section 162(m) for five years from the date of the approval.

Effect of a Covered Transaction.  The Incentive Plan has been amended to give the Compensation Committee additional authority relating to the treatment of awards issued under the Incentive Plan in the event of certain “Covered Transactions” (which include mergers, consolidations, sales of substantially all the Company’s assets, liquidations of the Company and similar transactions).  Under the Incentive Plan, as amended by the Board, in the event of a Covered Transaction, the Compensation Committee would have the authority, but not the obligation, to provide for:

•      if the Covered Transaction is one in which there is an acquiring or surviving entity, the assumption or continuation of, or the grant of new awards by the acquiror or survivor or an affiliate of the acquiror or survivor, in substitution for all or any portion of outstanding awards;

•      the cancelation, as of immediately prior to the Covered Transaction, of any award granted on or following the date the amended Incentive Plan is approved by stockholders, in exchange for the amount, if any, that the Compensation Committee, in its sole discretion and in good faith, determines to be the equivalent value of the award (for example, the “in-the-money” value of a stock option or stock appreciation right) on payment and other terms, and subject to conditions, as the Compensation Committee determines;

•      the full or partial acceleration of the exercisability of any award requiring exercise and/or the delivery of shares of Common Stock underlying any restricted stock unit or performance award to the extent payable in Common Stock, in each case on a basis that gives the holder of the award a reasonable opportunity, as determined by the Compensation Committee, following exercise of the award or delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

Except as the Committee may otherwise determine in any case, each award will automatically terminate (and in the case of any unvested portion of an outstanding restricted stock award, will automatically be forfeited)  upon the consummation of a Covered Transaction (other than awards that are assumed).  Any shares of Common Stock or cash or other property delivered in respect of an award may, at the discretion of the Compensation Committee, contain restrictions, if any, as the Compensation Committee deems appropriate to reflect any performance or other vesting conditions to which the award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction.

Effect of Change in Control. Unless otherwise provided in an award agreement, in the event of a “Change in Control” (as defined in the Incentive Plan), (i) any outstanding stock options and stock appreciation rights will become fully vested and immediately exercisable in their entirety, and (ii) any outstanding restricted stock awards, restricted stock units, stock awards and performance awards will become fully vested and payable to the participant. In the case of a transaction that is both a “Covered Transaction” and a “Change in Control,” the effect of the Change in Control will be taken into account before any action taken by the Compensation Committee in respect of the Covered Transaction is given effect.  The Compensation Committee may provide in an award agreement for the effect of a change in control upon the occurrence of another event in connection with a change in control (such as termination of employment), or any other consequence of change in control that the Compensation Committee determines is consistent with the Incentive Plan.

Forfeiture. The Compensation Committee may specify in an award agreement that an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, including termination of service for “Cause” (as defined in the Incentive Plan), violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company.

Right of Recapture. If within one year after gain is realized by a participant in connection with an award (e.g. exercise of a stock option), either (i) the participant is terminated for “Cause,” or (ii) the participant terminates service for any other reason and the Compensation Committee determines that, while employed, the participant has engaged in an act which would have warranted termination for “Cause” or, after termination, the participant has violated any continuing obligation or duty to the Company, then any such gain shall be paid by the participant to the Company upon notice from the Company. Further, if a participant receives incentive-based compensation pursuant to an award based on financial statements that are subsequently required to be restated in a way that would decrease the value of such incentive-based compensation, the participant will forfeit and repay to the Company the difference between what the participant received and what the participant should have received based on the accounting restatement, in accordance with the Company’s compensation recovery or “clawback” policy, as may be in effect from time to time, which will be consistent with the provisions of Section 10D of the Securities Exchange Act of 1934.

Transferability of Awards.  All options are nontransferable except upon death by the participant’s will or the laws of descent and distribution or, in the case of nonqualified options, as part of a gratuitous transfer to a participant’s “family member”, or as otherwise permitted by the Compensation Committee, in each case as may be approved by the Compensation Committee in its discretion at the time of the proposed transfer.  Other awards under the Incentive Plan are not assignable or transferable by the participant, and are not subject in any manner to assignment, alienation, pledge, encumbrance or charge, except for gratuitous transfers to the extent permitted by the Compensation Committee in its sole discretion.

Term; Amendment and Termination. Unless earlier terminated, the Incentive Plan will remain in effect until April 23, 2019, the tenth anniversary of its original adoption by the Board. The Board may amend, modify, suspend or terminate the Incentive Plan at any time, subject to stockholder approval under certain circumstances provided in the Incentive Plan. However, no termination or amendment of the Incentive Plan will adversely affect the rights of a participant under any previously granted award.

Certain Material U.S. Federal Income Tax Consequences Relating to the Incentive Plan

The following discussion summarizes certain material U.S. federal income tax consequences associated with the grant or exercise of stock options under the Incentive Plan. The summary does not purport to cover the U.S. federal income tax treatment of awards other than options, the federal employment tax or other federal tax consequences that may be associated with the Incentive Plan, nor does it cover state, local or non-U.S. tax consequences.

In general, in the case of non-qualified stock options, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. Upon a subsequent sale or exchange of the shares, any gain or loss recognized in the sale or exchange is treated as a capital gain or loss (long-term or short-term depending on the applicable holding period of the shares). A deduction will generally be available to the Company for any ordinary compensation income realized by a participant under an option in the same year as the year in which the participant realizes the income for income tax purposes.

Different rules apply to incentive stock options.  A participant does not have ordinary income upon exercise of an incentive stock option, provided that the incentive stock option is exercised during employment or within certain specified periods following employment.  However, exercise of an incentive stock option increases the participant’s alternative minimum taxable income by an amount equal to the option spread.  This increase may give rise to an alternative minimum tax liability.  Whether exercise of an incentive stock option gives rise to an alternative minimum tax liability will turn on a number of factors, including the size of the option spread relative to the participant’s overall income.

Shares purchased upon exercise of an incentive stock option are subject to special holding period rules.  If a participant holds shares received upon exercise of an incentive stock option (“ISO shares”) for at least two years from the date the stock option was granted and at least one year after exercise, any gain or loss that is recognized for tax purposes upon a subsequent sale of the ISO shares will be treated as a long-term capital gain or loss.  No deduction will be available to the Company in connection with a sale or other disposition after these holding periods have been satisfied.  However, a disposition of ISO shares within either of these special holding periods, a so-called “disqualifying disposition,” will result, with limited exceptions, in ordinary income to the participant in the year of the disposition equal to the excess of the fair market value of the shares at time of exercise over the related exercise price, and a corresponding deduction will be available to the Company.

The Company intends that any options granted under the Incentive Plan be exempt from the nonqualified deferred compensation rules of Section 409A of the Code. However, in the event that options (if any) granted under the Incentive Plan were determined not to be exempt from Section 409A of the Code and failed to comply with Section 409A, the optionee could be subject to adverse tax consequences, including an acceleration of taxable income plus an additional 20% federal income tax (plus, in some cases, a further tax in the nature of interest).

Under the so-called “golden parachute” provisions of the Code, the vesting or accelerated exercisability of options in connection with a change in control of the Company could be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of options under the Incentive Plan could be subject to an additional 20% federal tax and fail to be deductible to the Company.

New Incentive Plan Benefits

As of [March 15], 2013, the Company had [___] employees, eight non-employee directors,  [___] consultants and [___] other personal service providers eligible to receive grants under the Incentive Plan.  The number of awards that will be received or purchased by or allocated to the Company’s employees, directors, consultants or other personal service providers under the Incentive Plan is not determinable at this time.

The Board recommends a vote FOR the approval of the 2009 Long Term Incentive Plan, as amended and restated.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF AUDITORS

The Board, in accordance with the recommendation of the Audit Committee, has selected BDO to be the Company's independent registered public accountants for 2013, subject to the ratification of the stockholders.

A representative of BDO is expected to be present at the meeting, will be afforded an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

This proposal requires the affirmative vote of holders of a majority of the votes cast at the meeting.

The Board recommends a vote “FOR” the ratification of appointment of auditors.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Cambrex for each of the fiscal years ended December 31, 2012, and December 31, 2011, by the Company’s independent registered public accounting firm, BDO, for Audit and Audit-Related Fees:

	BDO Fees	BDO Fees
	December 31,	December 31,
	2012	2011

Audit Fees	$1,179,117	$1,157,230
Audit-Related Fees	27,578	31,813
Totals	$1,206,695	$1,189,043

AUDIT FEES

Aggregate Audit fees billed for professional services rendered by BDO in connection with its audit of the Company’s financial statements were $1,179,117 for fiscal year ended 2012 and $1,157,230 for fiscal year ended 2011.  Such fees also include BDO’s internal control review, quarterly reviews and statutory audits and attestations required pursuant to the Sarbanes-Oxley Act and the securities regulations.

AUDIT-RELATED FEES

Aggregate Audit-Related fees billed for professional services rendered by BDO in connection with assurance and related services reasonably related to the audit and review of the Company’s financial statements were $8,500 each year for fiscal years ended 2012 and 2011 for agreed upon procedures.  Fiscal years ended 2012 and 2011 also include $19,078 and $23,313, respectively, for audits of the Company’s employee benefit plans.

Audit Committee Pre-Approval Policy

Under the Audit Committee’s policy for pre-approval of all audit and permissible non-audit services performed by the independent registered public accountants (“Policy”), the Audit Committee will approve the following Audit and Audit-Related Services prior to each engagement, along with a fee amount: (i) domestic quarterly reviews and the annual financial statement audit; (ii) statutory or financial audits for international subsidiaries or affiliates of the Company; (iii) the attestation engagement for the independent registered public accountants’ report on Management’s assertion on internal controls for financial reporting; (iv) financial audits of employee benefit plans; and (v) due diligence services pertaining to potential business acquisitions and dispositions.  On an annual basis, the Audit Committee will pre-approve a blanket amount to authorize the following Audit and Audit-Related Services: (i) consultations related to accounting, financial reporting or disclosure matters; (ii) assistance with understanding and implementing new accounting and financial reporting guidance; and (iii) assistance with internal control reporting requirements and also Permissible Non-Audit Services, including tax services.  Further, management will provide a quarterly update to the Committee detailing actual spending by quarter and year-to-date for any services rendered under such pre-approval.  Under the Policy, the Audit Committee has delegated pre-approval authority to the Committee Chairperson for permissible services and fees up to a maximum of $25,000.  The Committee Chairperson will report to the entire Audit Committee any services and fees approved pursuant to such delegation of authority.

During fiscal year 2012, all services rendered were approved pursuant to the Policy. Further, during fiscal years 2012 and 2011, there were no services performed or fees incurred by BDO where pre-approval was waived pursuant to the statutory de minimis exception.

The Audit Committee has reviewed the billings by BDO and has determined that they do not affect the auditor’s independence.

STOCKHOLDER PROPOSALS FOR 2014

To be eligible for inclusion in the Company’s Proxy Statement for the 2014 Annual Meeting, stockholder proposals must be received by the Company’s Secretary no later than the close of business on November 21, 2013.  Proposals must satisfy certain eligibility requirements established by the SEC.

 Under the Company’s By-Laws, any stockholder wishing to present a nomination for the office of director before the 2014 Annual Meeting for a vote or to bring a proposal or other business before the 2014 Annual Meeting for a vote must give the Company not less than 60 days (anticipated to be February 24, 2014) nor more than 90 days (anticipated to be January 25, 2014) advance notice prior to the anniversary date of the 2013 Annual Meeting.  Any such notices must meet certain other requirements as stated in the Company’s By-Laws.  Any stockholder interested in making such a nomination or proposal should request a copy of such By-Law provisions from the Secretary of Cambrex Corporation.  If the Company does not receive notice of a stockholders proposal within this time frame, the individuals named in the proxies solicited by the Board for that meeting may exercise discretionary voting power with respect to that proposal.

MULTIPLE STOCKHOLDERS WITH THE SAME ADDRESS

We have adopted a procedure called “householding,” which has been approved by the SEC.  Under this procedure, we are delivering only one copy of the proxy statement and annual report to multiple stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder.  This procedure reduces our printing costs, mailing costs and fees.

We will deliver promptly upon written or oral request a separate copy of the proxy statement and annual report to any stockholder at a shared address to which a single copy of these materials were delivered.  To receive a separate copy of these materials, you may contact Investor Relations at 201-804-3000.

If you are a holder of our Common Stock as of the record date and would like to revoke your householding consent and receive a separate copy of the proxy statement and the annual report in the future, please contact your bank, broker or other holder of record.  You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any stockholders of record sharing the same address and currently receiving multiple copies of the annual report and the proxy statement, who wish to receive only one copy of these materials per household in the future, may contact Investor Relations at the number listed above to participate in the householding program.

A number of brokerage firms have instituted householding.  If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

By Order of the Board of Directors.

William M. Haskel,
Secretary

UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  REQUESTS SHOULD BE DIRECTED TO MR. WILLIAM M. HASKEL, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY, CAMBREX CORPORATION, ONE MEADOWLANDS PLAZA, 15TH FLOOR, EAST RUTHERFORD, NJ 07073. SUCH REPORT WILL BE FURNISHED WITHOUT EXHIBITS. COPIES OF THE EXHIBITS TO SUCH ANNUAL REPORT WILL BE FURNISHED TO REQUESTING STOCKHOLDERS UPON PAYMENT OF THE COMPANY’S REASONABLE EXPENSES IN FURNISHING THE SAME.

IN ADDITION, THIS PROXY STATEMENT IS AVAILABLE ONLINE AT:
http://ir.cambrex.com/phoenix.zhtml?c=80683&p=irol-proxy

EXHIBIT 1

CAMBREX CORPORATION
2009 LONG TERM INCENTIVE PLAN

(as amended and restated, effective [_________, 2013])

1.           Purpose.  The purpose of the Cambrex Corporation 2009 Long Term Incentive Plan is to further align the interests of eligible participants with those of the Company’s shareholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock.  The Plan is intended to advance the interests of the Company and increase shareholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2.           Definitions.  Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award or Stock Award granted under the Plan.

“Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

“Board” means the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 12.2 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company” means Cambrex Corporation, a Delaware corporation or any successor thereto.

“Covered Transaction” means any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.  Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Committee), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Grant” means the date on which an Award under the Plan is granted by the Committee or such later date as the Committee may specify to be the effective date of an Award.

“Effective Date” shall have the meaning set forth in Section 15.3 hereof.

“Eligible Person” means any person who is an employee, director, consultant or other personal service provider of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a share of Common Stock as of a given date, the average of the highest and lowest reported sales prices as reported on the New York Stock Exchange or other principal exchange on which the Common Stock is then listed or if such exchange was closed on such day or, if it was open but the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select.  If the Common Stock is not listed on any such exchange, “Fair Market Value” shall be such value as determined by the Board in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Performance Award” means an Award that is denominated by a cash amount (but excluding, for the avoidance of doubt, an Award the value of which is determined based on the value of Common Stock but payable in cash) to an Eligible Person under Section 10 hereof and payable based upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period.

“Performance Goals” shall have the meaning set forth in Section 10.3 hereof.

“Plan” means the Cambrex Corporation 2009 Long Term Incentive Plan as set forth herein, effective and as may be amended from time to time as provided in Section 15 hereof.

“Policy” shall have the meaning set forth in Section 13.3(b) of the Plan.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.

 “Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

“Service” means a Participant’s employment with the Company or any Subsidiary or a Participant’s service as a director, consultant or other service provider with the Company, as applicable.

 “Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 11 hereof that are issued free of transfer restrictions and forfeiture conditions.

“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3.           Administration.

3.1      Committee Members.  The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan.  To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed, (ii) a “nonemployee director” for purposes of such Rule 16b−3 under the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code.  Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.  No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2       Committee Authority.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions.  The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) correct any technical defect(s) or technical omission(s) or reconcile any technical inconsistency(ies) in the Plan or any Award thereunder and (vii) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Person who are foreign nationals or employed outside of the United States.   The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated.  The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select.  All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3       Delegation of Authority.  The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine.  In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b−3 under the Exchange Act is a covered employee under Section 162(m) of the Code.  The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan.  In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose.  Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

4.           Shares Subject to the Plan.

4.1        Number of Shares Reserved.  The total number of shares of Common Stock that are reserved for issuance under the Plan shall be 3,500,000.  Notwithstanding the foregoing, no more than 1,050,000 shares of Common Stock shall be issued pursuant to Restricted Stock Awards, Restricted Stock Unit Awards and Stock Awards, in the aggregate.  Up to the total number of shares available for awards to employee Participants may be issued in satisfaction of Incentive Stock Options, but nothing in this Section 4.1 will be construed as requiring that any, or any fixed number of, Incentive Stock Options be awarded under the Plan. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

4.2        Share Replenishment.  To the extent that an Award is canceled, expired, forfeited, surrendered, settled in cash, settled by delivery of fewer shares than the number underlying the Award or otherwise terminated without delivery of the shares to the Participant, the shares of Common Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan, and will be available for future Awards under the Plan.  Shares that are (i) withheld from an Award or separately surrendered by the Participant in payment of the exercise or purchase price or taxes relating to such an Award or (ii) not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right shall be deemed to constitute delivered shares and will not be available for future Awards under the Plan.

4.3        Adjustments.   In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, the Administrator will make appropriate adjustments to the maximum number of shares of Common Stock specified in the first and second sentences of Section 4.1 that may be delivered under the Plan and the per-individual annual limits set forth in Sections 6.1, 7.1, 8.1, 9.1 and 11.1, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of the Plan or Awards affected by such change.  The Committee may also make adjustments of the type described in the immediately preceding sentence to take into account distributions to stockholders other than those provided for in the immediately preceding sentence, or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan. Notwithstanding the foregoing, (a) any such adjustments shall be made with due regard for the requirements of, or the requirements for exemption from, Section 409A of the Code and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code, in either case, as determined by the Committee.

4.4       Effect of Covered Transaction.  Except as otherwise provided in an Award Agreement, the following provisions will apply in the event of a Covered Transaction:

(a) Assumption or Substitution.  If the Covered Transaction is one in which there is an acquiring or surviving entity, the Committee shall have the right, but not the obligation, to provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(b) Cash-Out of Awards.   Subject to Section 4.4(e) below, the Committee shall have the right, but not the obligation, to cancel, as of immediately prior to the Covered Transaction, any Award granted on or following the Effective Date, and to pay to each affected Participant in connection with the cancellation of such Participant’s Awards, such amount, if any, that the Committee, in its sole discretion and in good faith, determines to be the equivalent value of such Award (e.g., in the case of a Stock Option or Stock Appreciation Right, the amount of the “in-the-money” value), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Committee determines (a “cash-out”).

(c) Acceleration of Certain Awards.  Subject to Section 4.4(e) below, the Committee shall have the right, but not the obligation, to provide that any Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any shares of Common Stock remaining deliverable under any outstanding Award of Restricted Stock Units or Performance Awards to the extent payable in Common Stock will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(d) Termination of Awards Upon Consummation of Covered Transaction.  Except as the Committee may otherwise determine in any case, each Award will automatically terminate (and in the case of any unvested portion of an outstanding Restricted Stock Award, will automatically be forfeited) upon consummation of the Covered Transaction, other than Awards assumed pursuant to Section 4.4(a) above.

(e) Additional Limitations.  Any share of Common Stock and any cash or other property delivered pursuant to Section 4.4(b) or Section 4.4(c) above with respect to an Award may, in the discretion of the Committee, contain such restrictions, if any, as the Committee deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction.  For purposes of the immediately preceding sentence, a cash-out under Section 4.4(b) above or acceleration under Section 4.4(c) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition.  In the case of any shares of Common Stock issued under a Restricted Stock Award that do not vest and are not forfeited in connection with the Covered Transaction, the Committee may require that any amounts delivered, exchanged or otherwise paid in respect of such Common Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan.

5.           Eligibility and Awards.

5.1        Designation of Participants.  Any Eligible Person may be selected by the Committee to receive an Award and become a Participant under the Plan.  The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan.  In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2        Determination of Awards.  The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof.  An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.

5.3       Award Agreements.  Each Award granted to an Eligible Person under the Plan may be represented in an Award Agreement as more fully described in Section 14.1.  The terms of all Awards under the Plan shall be as determined by the Committee.

 5.4       No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

6.           Stock Options.

6.1        Grant of Stock Options.  A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof.   Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.  The maximum number of shares of Common Stock that may be subject to Stock Options granted to any Participant during any calendar year shall be limited to 1,000,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 hereof). All Stock Options granted under the Plan are intended to comply with the requirements for exemption under Section 409A of the Code.

6.2       Exercise Price.  The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.  The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

6.3       Vesting of Stock Options.  The Committee shall, in its discretion, prescribe the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable.  The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion.  The Committee may accelerate the vesting or exercisability of any Stock Option in its discretion, without regard to the tax consequences of such acceleration.  If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.

6.4      Term of Stock Options.  The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant.  The Stock Option of a Participant whose Service with the Company or one of its Subsidiaries is terminated for any reason shall terminate on the earlier of (i) unless otherwise provided in an Award Agreement, and except for termination for Cause (as described in Section 13.2 hereof), the date that is ninety (90) days following termination of Service of the Participant and (ii) the maximum term of the Stock Option.

6.5       Stock Option Exercise; Tax Withholding.  Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax.  Payment of the exercise price shall be made in the manner set forth in the Award Agreement, and unless otherwise provided by the Committee at the time of payment: (i) in cash or by cash equivalent acceptable to the Committee, (ii) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement.  In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

6.6       Limited Transferability of Nonqualified Stock Options.  All Stock Options shall be nontransferable except (i) upon the Participant’s death as provided in Section 14.2 hereof and (ii) subject to prior approval by the Committee, in the case of Nonqualified Stock Options only, for the gratuitous transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S−8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its discretion at the time of proposed transfer.  The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time.  Subsequent transfers of a Nonqualified Stock Option shall be prohibited.

6.7             Additional Rules for Incentive Stock Options.

(a)           Eligibility.  An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421−7(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b)           Other Terms and Conditions; Nontransferability.  Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code.  An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied.  An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(c)           Disqualifying Dispositions.  If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.8         Repricing Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders,  neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan or otherwise approve any modification to such a Stock Option, that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed.

7.           Stock Appreciation Rights.

7.1        Grant of Stock Appreciation Rights.  Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee.  Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event.  The maximum number of shares of Common Stock that may be subject to Stock Appreciation Rights granted to any Participant during any calendar year shall be limited to 1,000,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 hereof).  Stock Appreciation Rights shall be non-transferable, except as provided in Section 14.2 hereof.  All Stock Appreciation Rights granted under the Plan are intended to comply with the requirements for exemption under Section 409A of the Code.

7.2       Stand-Alone Stock Appreciation Rights.  A Stock Appreciation Right may be granted without any related Stock Option.  The Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable.  The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion.  If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited.  The Committee may accelerate the vesting or exercisability of any Stock Appreciation Right upon a Change in Control or upon termination of Service under certain circumstances as set forth in the Award Agreement or otherwise.  A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee; provided, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant.  The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.

7.3       Tandem Stock Option/Stock Appreciation Rights.  A Stock Appreciation Right may be granted in tandem with a Stock Option, either on the Date of Grant or at any time thereafter during the term of the Stock Option.  A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to the Award, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised.  A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

7.4       Payment of Stock Appreciation Rights.  A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid.  Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

7.5       Repricing Prohibited.  Subject to the anti−dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan or otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed.

8.           Restricted Stock Awards.

8.1       Grant of Restricted Stock Awards.  A Restricted Stock Award may be granted to any Eligible Person selected by the Committee.  The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards granted to a Participant during any one calendar year shall be limited to 600,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 hereof).  The Committee may require such payment, if any, for a Restricted Stock Award as it deems appropriate or may grant a Restricted Stock Award without requiring payment, subject in each case to the requirements of applicable Delaware law.

8.2       Vesting Requirements.  The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement.  The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) designed to meet the requirements for exemption under Section 162(m) of the Code or on such other terms and conditions as approved by the Committee in its discretion.  The Committee may accelerate the vesting of a Restricted Stock Award upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement.  If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Stock subject to the Award shall be returned to the Company.
8.3       Transfer Restrictions.  Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except as provided in Section 14.2 hereof.  Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company.  The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4      Rights as Shareholder.  Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.  The Committee may provide in an Award Agreement for the payment of cash dividends and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting of the Restricted Stock Award. Any Common Stock received as a stock dividend or distribution will be subject to the same restrictions as the underlying Restricted Stock Award.

8.5       Section 83(b) Election.  If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall comply with the applicable requirements for such an election prescribed by the regulations under Section 83 of the Code.  The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9.           Restricted Stock Units.

9.1         Grant of Restricted Stock Units.  A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee.   The maximum number of shares of Common Stock that may underlie Restricted Stock Units granted to a Participant during any one calendar year shall be limited to 600,000 shares (subject to adjustment as provided in Section 4.3 hereof).  Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine.  Restricted Stock Units shall be non-transferable except as provided in Section 14.2 hereof.

9.2       Vesting of Restricted Stock Units.  On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement.  The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) designed to meet the requirements for exemption under Section 162(m) of the Code or on such other terms and conditions as approved by the Committee in its discretion.  The Committee may accelerate the vesting of a Restricted Stock Unit upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement.

9.3      Payment of Restricted Stock Units.  Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award.  Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable tax withholding requirements.  Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.

9.4       Dividend Equivalent Rights. Restricted Stock Units may be granted together with a Dividend Equivalent Right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion, and will be paid at the time the underlying Restricted Stock Unit is payable. Dividend Equivalent Rights shall  be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units.

9.5       No Rights as Shareholder.  The Participant shall not have any rights as a shareholder with respect to the shares subject to an Restricted Stock Unit until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

10.           Performance Awards.

10.1         Grant of Performance Awards.  A Performance Award may be granted to any Eligible Person selected by the Committee.  Payment amounts may be based on the attainment of specified levels of attainment with respect to the Performance Goals, including, if applicable, specified threshold, target and maximum performance levels.  The requirements for vesting may be also based upon the continued Service of the Participant with the Company or a Subsidiary during the respective performance period and on such other conditions as determined by the Committee and set forth in an Award Agreement.  The maximum amount of cash compensation that may be paid to a Participant during any one calendar year under Performance Awards shall be $3,000,000.  Performance Awards shall be non-transferable, except as provided in Section 14.2 hereof.

10.2        Award Agreements.  Each Performance Award shall be evidenced by an Award Agreement that shall specify the performance period and such other terms and conditions as the Committee, in its discretion, shall determine.  The performance period of a Performance Award shall be greater than one (1) year and shall in no event exceed five (5) years. The Committee may accelerate the vesting of a Performance Award upon a Change in Control or termination of Service under certain circumstances, as set forth in the Award Agreement.

10.3        Performance Goals.  For purposes of Performance Awards, as well as for other performance-based Awards under the Plan, the Committee may set Performance Goals based upon the achievement of Company-wide, departmental or individual goals or any other basis determined by the Committee in its discretion.  For purposes hereof, “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee, in its discretion, to be applicable to a Participant with respect to an Award.  As determined by the Committee, in the case of any Performance Award or other performance-based Award intended to qualify for the performance-based compensation exception under Section 162(m) of the Code and the regulations thereunder, the Performance Goals applicable to an Award shall provide for a targeted level or levels of achievement using one or more of the following measures (measured either absolutely or by reference to an index or indices or the performance of one or more companies and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (1) net earnings; (2) earnings per share; (3) net debt; (4) sales growth; (5) revenue;  (6) net income; (7) operating profit (including, but not limited to, net operating profit); (8) return measures (including, but not limited to, return on assets, capital, equity or sales); (9) cash flow (including, but not limited to, operating cash flow and free cash flow); (10) earnings (including, but not limited to, earnings before or after taxes, interest, depreciation and/or amortization); (11) share price (including, but not limited to growth measures and total shareholder return); (12) expense targets; (13) customer satisfaction; (14) market share; (15) economic value added; (16) working capital; (17) the formation of joint ventures or the completion of other corporate transactions; (18) new product introduction and/or revenue related to new product introduction or (19) any combination of or a specified increase in any of the foregoing.  Notwithstanding the achievement of any Performance Goal, the Committee, in its discretion, may, to the extent provided in an Award Agreement, reduce or eliminate some or all of the amount payable to any Participant with respect to a Performance Award or other such performance-based Award under the Plan that would otherwise be payable in respect of the Performance Award, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the relevant Award Agreement or the Plan.  The Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants.

10.4      Section 162(m) Compliance.  For purposes of qualifying grants of Performance Awards as well as other Awards under the Plan intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall make such determinations with respect to a Performance Award or such other Award as required by Section 162(m) of the Code within ninety (90) days (the “Establishment Deadline”) after the beginning of the performance period (or such other time period as is required under Section 162(m) of the Code).  As and to the extent required by Section 162(m) of the Code, the terms of a Performance Award or other Award under the Plan that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under such Award, and must preclude discretion to increase the amount of compensation payable under the terms of such Award (but may allow the Committee discretion to decrease the amount of compensation payable), but may be subject to Performance Adjustments, if so determined by the Committee.  For purposes of the immediately preceding sentence, “Performance Adjustment” means the establishment of a provision requiring, upon the future occurrence of one or more specified Triggering Factors (as defined below), an automatic adjustment in a specified Performance Goal or Goals, or the measurement thereof, that reflects (in a manner and to an extent that are objectively determinable and are irrevocably established not later than the Establishment Deadline) the impact of such Triggering Fact or Factors.  For purposes of the Plan, “Triggering Factor” means an objectively defined event or occasion for adjustment – for example, but not by way of limitation, a change in accounting standards or an acquisition or disposition affecting earnings by more than a specified percentage, or foreign exchange fluctuations – the occurrence of which does not depend on the unilaterally exercised discretion of the Company or the Committee.  It is intended that all Performance Adjustments be consistent with the performance-based compensation provisions of Section 162(m).

10.5     Payment of Performance Awards.  Payment of Performance Awards or other such performance-based Awards will generally be made as soon as practicable after the expiration of the applicable performance period if the applicable Performance Goals have been achieved or partially achieved, as determined by the Committee in its discretion, by the Company or the Participant during the relevant performance period and in the case of Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, will take such steps as it determines to be sufficient to satisfy the related certification requirement under Section 162(m); provided, however, that a deferred payment date may be established by the Committee and set forth in the Award Agreement.  Payment of the Performance Awards or other such performance-based Awards may be made in cash or in shares of Common Stock or in a combination thereof, subject to applicable tax withholding requirements.  Any payment of a Performance Award or other such performance-based Awards in Common Stock shall be made based upon the Fair Market Value thereof, determined on such date or over such time period as determined by the Committee.

10.6     Adjustments of Incorrect Determinations.  If at any time after the date on which a Participant has been granted or becomes vested in a Performance Award or other Award under the Plan based upon the achievement of a Performance Goal, the Committee determines that the earlier determination as to the achievement of the Performance Goal was based on incorrect data and that in fact the Performance Goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of a Performance Award or other such Award would not have been granted, vested or paid given the correct data, then (i) such portion of the Performance Award or other such Award that was granted shall be forfeited and any related shares of Common Stock (or, if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, (ii) such portion of the Performance Award or other such Award that became vested shall be deemed to be not vested and any related shares of Common Stock (or, if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee and (iii) such portion of the Performance Award or other such Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.

11.           Stock Awards.

11.1       Grant of Stock Awards.  A Stock Award may be granted to any Eligible Person selected by the Committee.  A Stock Award may be granted for past Services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee.  The Committee shall determine the terms and conditions of such Awards, and such Awards may be made without vesting requirements.  In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price.  The maximum number of shares of Common Stock that may be subject to Stock Awards granted to a Participant during any one calendar year shall be limited to 200,000 shares (subject to adjustment as provided in Section 4.3 hereof).

11.2      Rights as Shareholder.  Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant shall have all rights of a shareholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

12.           Change in Control.

12.1       Effect on Grants.  Unless otherwise provided in an Award Agreement with respect to an Award, in the event of a Change in Control, as of the date such Change in Control is effected, (i) any outstanding Stock Options and Stock Appreciation Rights, which are not then vested and exercisable, shall become fully vested and immediately exercisable in their entirety and (ii) any outstanding Restricted Stock Awards, Restricted Stock Units, Stock Awards and Performance Awards, which are not then vested or payable, shall become fully vested and payable to the Participant.  In the case of a Covered Transaction that is also a Change in Control, any action taken by the Committee pursuant to Section 4.4 will be given effect only after taking into account this Section 12.1.  The Committee shall also have the authority, in its discretion, to provide in an Award Agreement for the effect of a Change in Control on an Award, including the application of any of the foregoing upon the occurrence of another event in connection with a Change in Control (such as termination of employment) or any other consequence that the Committee determines is consistent with the terms of the Plan.

12.2     Definition of Change in Control. For purposes of the Plan, unless otherwise defined in an Award Agreement, “Change in Control” shall mean the occurrence of (i) a change in ownership of the Company under paragraph (a) below, (ii) a change in effective control of the Company under paragraph (b) below or (iii) a change in the ownership of a substantial portion of the assets of the Company under paragraph (c) below.

(a)
Change in the Ownership of the Company.  A change in the ownership of the Company shall occur on the date that any one person or more than one person acting as a group (as defined in paragraph (d)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company.  However, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the corporation (within the meaning of paragraph (b) below). An increase in the percentage of stock owned by any one person or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This paragraph (a) applies only when there is a transfer of stock of the Company and stock in the Company remains outstanding after the transaction.

(b)
Change in the Effective Control of the Company.  A change in the effective control of the Company shall occur on the date that either (i) any one person or more than one person acting as a group (within the meaning of Sections 13(d) and 14(d) of the Exchange Act; provided, that in no event shall a person be deemed to be acting as a group if such person would not otherwise be considered to be acting as a group, within the meaning of paragraph (d) hereof), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company; provided, however, that an acquisition of voting stock directly from the Company shall not constitute a change in effective control of the Company; or (b) a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election.

(c)
Change in the Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person or more than one person acting as a group (as defined in paragraph (d)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a person or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company or (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (d).  For purposes of this paragraph (c), a person's status is determined immediately after the transfer of the assets.

(d)
Persons Acting As a Group.  For the purposes of paragraphs (a), (b) and (c), persons will not be considered to be acting as a group solely because they purchase or own assets or stock of the same corporation at the same time or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets or stock or similar business transaction with the corporation.  If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets or stock or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(e)
Interpretation.  Notwithstanding anything to the contrary herein or in any Award Agreement, if Section 409A of the Code applies to an Award, an event that would otherwise qualify as a “Change in Control” as defined herein or in the applicable Award Agreement (and that would affect the timing of payment of any amounts subject to Section 409A of the Code under such Award) shall not be deemed a “Change in Control” for purposes of such Award unless it also qualifies as a “change in control event” as defined in Treasury Regulation Section 1.409A-3(a)(5).

13.           Forfeiture Events.

13.1         General.  The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events shall include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.

13.2     Termination for Cause.  Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s employment with the Company or any Subsidiary shall be terminated for “Cause” (as such term may be defined in the relevant Award Agreement), such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 13.3 below.  The Company shall have the power to determine whether the Participant has been terminated for Cause and the date upon which such termination for Cause occurs.  Any such determination shall be final, conclusive and binding upon the Participant.  In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for Cause, the Company may suspend the Participant’s rights to exercise any option, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for Cause as provided in this Section 13.2.

13.3      Right of Recapture.

(a)  General.  If at any time within one (1) year after the date on which a Participant exercises a Stock Option or Stock Appreciation Right or on which Restricted Stock vests or becomes payable or on which a Performance Award is paid to a Participant, or on which income otherwise is realized by a Participant in connection with an Award, (i) a Participant terminates from Service for Cause or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (a) while employed, the Participant had engaged in an act which would have warranted termination from Service for Cause or (b) after termination, the Participant has engaged in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, then any gain realized by the Participant from the exercise, vesting, payment or other realization of income by the Participant in connection with an Award, shall be paid by the Participant to the Company upon notice from the Company.  Such gain shall be determined as of the date on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock.  The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).

(b)  Accounting Restatement.  If a Participant receives compensation pursuant to an Award under the Plan (whether a Stock Option, Performance Award or otherwise) based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the Participant will forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with the Company’s compensation recovery or “clawback” policy, as may be in effect from time to time, which shall be consistent with the provisions of Section 10D of the Exchange Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed  (the “Policy”).   By accepting an Award hereunder, the Participant acknowledges and agrees that the Policy shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy.  Although not required to give effect to the provisions of this Section 13.3(b), the Committee may, as it deems appropriate, amend the Plan to reflect the terms of the Policy.

14.           General Provisions.

14.1         Award Agreement.  To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or Restricted Stock Units subject to the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award.  The Award Agreement may also set forth the effect on an Award of a Change in Control or a termination of Service under certain circumstances.  The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan.  The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.  The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

14.2      No Assignment or Transfer; Beneficiaries.  Except as provided in Section 6.6 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge, except for gratuitous transfers of all or part of an Award to the extent permitted by the Committee in its sole discretion.  Notwithstanding the foregoing, in the event of the death of a Participant while employed by the Company or any of its Subsidiaries, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the a legatee or legatees of such Award under the participant's last will or by such Participant's executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution.  The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

14.3      Deferrals of Payment.  The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award; provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right.  If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

14.4     No Right to Employment or Continued Service.  Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason at any time.

14.5     Rights as Shareholder.  A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities.  Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.  The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the stock certificates be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions or should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.

14.6      Section 409A Compliance.  To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code.  In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements; provided, that no such action shall adversely affect any outstanding Award without the consent of the affected Participant.  No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant’s termination of Service (or such other period as required to comply with Section 409A).  In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

14.7      Securities Law Compliance.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met.  As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.  The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.  The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

14.8     Non-United States Participants and Jurisdictions.  Notwithstanding any provision in the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its discretion, shall have the power and authority, to the extent not inconsistent with the intent of the Plan, to (i) determine which Eligible Persons who are foreign nationals or who are employed outside of the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Eligible Persons and (iii) establish subplans and modify exercise and payment procedures and other Award terms and procedures to the extent such actions may be necessary or advisable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws.  Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

14.9      Substitute Awards in Corporate Transactions.  Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity.  Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person.  The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

14.10    Tax Withholding.  The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award.  Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award.  The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

14.11    Unfunded Plan.  The adoption of the Plan and any reservation of shares of Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement.  Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan.  Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

14.12     Other Compensation and Benefit Plans.  The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary.  The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

14.13    Plan Binding on Transferees.  The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

14.14   Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

14.15   Governing Law.  The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

15.           Term; Amendment and Termination; Shareholder Approval.

15.1      Term.  Subject to Section 15.2 hereof, the term of the Plan will be ten (10) years from the date of its original adoption by the Board, as provided in the first sentence of Section 15.3 hereof.

15.2      Amendment and Termination.  The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan.  Notwithstanding the foregoing, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

15.3     Shareholder Approval.  The Plan was originally adopted by the Board, and was approved by the Company’s shareholders at the Company’s annual meeting of shareholders on April 23, 2009 and subsequently amended as of April 28, 2011.  This amendment and restatement of the Plan has been adopted by the Board, and shall become effective subject to, and upon, its approval by the Company’s shareholders on the date of the Company’s 2013 annual meeting of shareholders (the “Effective Date”).  The Board may seek the approval of any amendment, modification, suspension or termination by the Company’s shareholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange or other exchange or securities market or for any other purpose.  At the discretion of the Board, for purposes of compliance with Section 162(m) of the Code, the Performance Goals (or other designated performance goals) shall again be subject to approval by the Company's shareholders no later than the first shareholder meeting that occurs in the year following the fifth (5th) anniversary of the Effective Date.

CAMBREX CORPORATION

Solicited by Board of Directors for 2013 Annual Meeting of Stockholders

The undersigned stockholder of Cambrex Corporation (the "Company") hereby appoints S.M. Klosk, G.P. Sargen and W.M. Haskel, and each of them acting singly and each with power of substitution and resubstitution, attorneys and proxies of the undersigned, with all the powers the undersigned would possess if personally present, to vote the shares of Common Stock of the Company which the undersigned is entitled to vote at the 2013 Annual Meeting of Stockholders of the Company to be held on April 25, 2013 at 1:00 p.m. at the Metropolitan Center, One Meadowlands Plaza, East Rutherford, New Jersey and any adjournment thereof. Without otherwise limiting the general authorization hereby given, said attorneys and proxies are instructed to vote as indicated on the reverse side hereof on the proposals set forth in the Notice of Annual Meeting of Stockholders of the Company and accompanying Proxy Statement, each dated March __, 2013.

THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE 9 NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT ACCOMPANYING THE NOTICE OF SAID MEETING (PROPOSAL NO. 1), "FOR" APPROVAL, ON AN ADVISORY NON-BINDING BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT (PROPROSAL NO. 2), "FOR" APPROVAL OF THE 2009 LONG TERM INCENTIVE PLAN AS AMENDED AND RESTATED (PROPROSAL NO. 3) and "FOR" RATIFICATION OF THE APPOINTMENT OF BDO AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013 (PROPOSAL NO. 4)

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

CAMBREX CORPORATION

April 25, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at
http://ir.cambrex.com/phoenix.zhtml?c=80683&p=irol-proxy

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

00033333333333300000 6	042513

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
	1.	Election of Directors:	FOR	AGAINST	ABSTAIN
		Rosina B. Dixon	☐	☐	☐

		Kathryn R. Harrigan	☐	☐	☐

		Leon J. Hendrix, Jr.	☐	☐	☐

		Ilan Kaufthal	☐	☐	☐

		Steven M. Klosk	☐	☐	☐

		William B. Korb	☐	☐	☐

		John R. Miller	☐	☐	☐

		Peter G. Tombros	☐	☐	☐

		Shlomo Yanai	☐	☐	☐

	2.	Approve, on a non-binding advisory basis, compensation of the Company's Named Executive Officers as disclosed in the 2013 Proxy Statement.	☐	☐	☐
	3.	Approval of the 2009 Long Term Incentive Plan as amended and restated.	☐	☐	☐
	4.	Ratification of the appointment of BDO USA, LLP as independent registered public accountants for 2013.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.